S-1/A 1 forms1a.htm FORM S-1/A4

As filed with the Securities and Exchange Commission on Apri 8, 2013

Registration No. 333-182071

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

Amendment No. 4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AIM EXPLORATION INC.
(Exact name of registrant as specified in its charter)

Nevada	1090	67-0682135
(State or jurisdiction of incorporation or organization)	Primary Standard Industrial Classification Code Number	IRSEmployer Identification Number

Suite 514, VGP Center

6772 Ayala Avenue

Makati City, Manila Philippines
Telephone: (632) 754-9929
(Address and telephone number of principal executive offices)

Incsmart.biz, Inc.
4421 Edward AvenueLas Vegas, Nevada 89108
Telephone: (702) 403-8432
(Name, address and telephone number of agent for service)

with a copy to:

Esmeralda Musailov, Esq.

244 Hoyt Street #4R

New York, New York 11217

Telephone: (646) 354-8166  Facsimile:  (347) 464-0885

Approximate date of proposed sale to the public:	as soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company: in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐      Accelerated filer ☐     Non-accelerated filer ☐     Smaller reporting company ☑

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE (1)
Common Stock	31,500,000	$0.01	$315,000.00	$36.10

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed.  The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, Dated  April____, 2013

2

PROSPECTUS

AIM EXPLORATION INC.

31,500,000 SHARES
COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus for a period of up to two years from the effective date.

Our common stock is presently not traded on any market or securities exchange.

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THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK.  See section entitled "Risk Factors" on pages 6 to 11 of this prospectus.

The information in this prospectus is not complete and may be changed.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and have elected to comply with certain reduced public company reporting requirements for future filings.  Investing in our common stock involves a high degree of risk and should only be purchased by those who can afford to lose their entire investment.

We are not a Blank Check company.  We have no any plans, arrangements, commitments or understandings to engage in a merger with or acquisition of another company.

The selling stockholders will sell their shares at a fixed price of $0.01  until our securities are quoted on the OTC Bulletin Board, if at all, and thereafter at prevailing market prices or privately negotiated prices.  The offering price has been arbitrarily determined by us and does not necessarily bear any relationship to assets, earnings, book value or any other objective criteria of value.  There is no assurance of when, if ever, our stock will be listed on an exchange.

We are an exploration stage mining company without sufficient capital for operations and our auditors have issued a going concern opinion.  We will not be receiving any of the proceeds from this offering.

We are an exploration stage mining company and we plan to engage in the acquisition and exploration of mineral properties and to date we have received no revenues from our operations.  We have not yet commenced operations and we have primarily undertaken only organizational activities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

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The Date of This Prospectus Is:   April___, 2013

3

AIM EXPLORATION INC.

4

Summary

The following summary is not complete and does not contain all of the information that may be important to you.  You should read the entire prospectus before making an investment decision to purchase our common shares.  All dollar amounts refer to United States dollars unless otherwise indicated.

We are an exploration stage mining company and we plan to engage in the acquisition and exploration of mineral properties and to date we have received no revenues from our operations.  We have not yet commenced operations and we have primarily undertaken only organizational activities.  Our independent auditors have raised substantial doubts as to our ability to continue as a going concern without significant additional financing.  We will not generate revenues even if our initial exploration program indicates that feldspar or other mineral material may exist on the property that is the subject of our Raval Claim.  Accordingly, for the foreseeable future, we will continue to be dependent on additional financing in order to maintain our operations and continue with our exploration activities.

We are not sure yet if the property covered by the Raval contains any substantial mineral deposits or reserves of minerals.  Additional exploration of the property is required before making any determination as to whether any commercially viable mineral deposit may exist.  We will require significant financing to undertake this additional exploration, and currently, we do not have plans for obtaining this financing.

We were incorporated under the laws of Nevada effective February 18, 2010.  Our principal offices are located at Suite 514 VGP Center 6772 Ayala Ave. Makati City, Manila, Philippines.  Our telephone number is (632) 754-9929.

The Offering:

Securities Being Offered	Up to 31,500,000 shares of common stock.
Offering Price

The selling shareholders will sell our shares at $0.01 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  The offering price has been arbitrarily determined by us and does not necessarily bear any relationship to assets, earnings, book value or any other objective criteria of value.  There is no assurance of when, if ever, our stock will be listed on an exchange.

Terms of the Offering	The selling shareholders will determine when and how they will sell the common stock offered in this prospectus.
Termination of the Offering

The offering will conclude when all of the  31,500,000 shares of common stock have been sold, the shares no longer need to be registered to be sold due to the operation of Rule 144 or we decide at any time to terminate the registration of the shares at our sole discretion.  In any event, the offering shall be terminated no later than two years from the effective date of this registration statement.

Securities Issued And to be Issued	68,000,000 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.
Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.
Market for the common stock

There has been no market for our securities.  Our common stock is not traded on any exchange or on the Over-the-Counter market.  After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA for our common stock to become eligible for quotation on the Over-the-Counter Bulletin Board.  We do not yet have a market maker who has agreed to file such application.  There is no assurance that a trading market will develop or, if developed, that it will be sustained.  Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so.

5

Summary Financial Information

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

	November 30, 2012 (unaudited)	As of August 31, 2012 (Audited)	As of August 31, 2011 (Audited) (restated)
Balance Sheet
Total Assets	$20,776	$2,791	$29,990
Total Liabilities	$32,025	$29,239	$28,329
Stockholders’ Equity (Deficit)	$(11,249)	$(26,448)	$1,661
	12 Months Ended August 31, 2012 (Audited)	12 Months Ended August 31, 2011 (Audited)	Period from February 18, 2010 (date of inception) to November 30, 2012 (Audited)
Income Statement
Revenue	$-	$-	$-
Total Operating Expenses	$(28,109)	$(18,939)	$(79,249)
Net Loss	$(28,109)	$(18,939)	$(79,249)

6

Risk Factors

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock.  If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.  The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

RISKS RELATED TO OUR COMPANY

BECAUSE WE HAVE ONLY RECENTLY COMMENCED BUSINESS OPERATIONS, WE HAVE NO HISTORY OF EARNINGS AND NO FORESEEABLE EARNINGS, AND WE MAY NEVER ACHIEVE PROFITABILITY OR PAY DIVIDENDS.

We were incorporated on February 18, 2010, and to date have been involved primarily in organizational activities, evaluating resource projects and acquiring our Raval claim.  Therefore, our ability to operate our business successfully remains untested.  If we are successful in developing the property, we anticipate that we will retain future earnings and other cash resources for the future operation and development of our business as appropriate.  We do not currently anticipate declaring or paying any cash dividends in the foreseeable future.  Payment of any future dividends is solely at the discretion of our board of directors, which will take into account many factors including our operating results, financial conditions and anticipated cash needs.  For these reasons, we may never achieve profitability or pay dividends.

IF OUR COSTS OF EXPLORATION ARE GREATER THAN ANTICIPATED, THEN WE WILL NOT BE ABLE TO COMPLETE THE EXPLORATION PROGRAM FOR OUR RAVAL CLAIM WITHOUT ADDITIONAL FINANCING, OF WHICH THERE IS NO ASSURANCE THAT WE WOULD BE ABLE TO OBTAIN.

We are proceeding with the initial phase of the exploration program on the property covered by our Raval Claim.  The exploration program includes a budget of estimated costs.  However, there is no assurance that our actual costs will not exceed the budgeted costs. Factors that could cause actual costs to exceed budgeted costs include increased prices due to competition for personnel and supplies during the winter mining season, unanticipated problems in completing the exploration program and delays experienced in completing the exploration program.  Increases in exploration costs could result in us not being able to carry out our exploration program without additional financing.  There is no assurance that we would be able to obtain additional financing in this event.

BECAUSE OF THE SPECULATIVE NATURE OF EXPLORATION OF MINING PROPERTIES, THERE IS SUBSTANTIAL RISK THAT NO COMMERCIALLY EXPLOITABLE MINERALS WILL BE FOUND AND OUR BUSINESS WILL FAIL.

We are in the initial stages of exploration of the property covered by our Raval claim, and thus have no way to evaluate the likelihood that we will be successful in establishing commercially exploitable reserves of feldspar or other valuable minerals on the property. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises.  The search for valuable minerals as a business is extremely risky.  We may not find commercially exploitable reserves of feldspar or other minerals on the property.  Exploration for minerals is a speculative venture necessarily involving substantial risk.  The expenditures to be made by us on our exploration program may not result in the discovery of commercial quantities of feldspar.  The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake.  Problems such as unusual or unexpected formations, the inability to obtain suitable or adequate machinery, equipment or labor, and other risks involved in mineral exploration, often result in unsuccessful exploration efforts.  In such a case, we would be unable to complete our business plan.  In addition, any determination that the property contains commercially recoverable quantities of ore may not be reached until such time that final comprehensive feasibility studies have been concluded that establish that a potential mine is likely to be economically viable. There is a substantial risk that any preliminary or final feasibility studies carried out by us will not result in a positive determination that the property can be commercially developed.

WE WILL REQUIRE SIGNIFICANT ADDITIONAL FINANCING IN ORDER TO CONTINUE OUR EXPLORATION ACTIVITIES AND OUR ASSESSMENT OF THE COMMERCIAL VIABILITY OF OUR PROPERTY.  EVEN IF WE DISCOVER COMMERCIAL RESERVES OF PRECIOUS METALS ON OUR MINERAL PROPERTY, WE CAN PROVIDE NO ASSURANCE THAT WE WILL BE ABLE TO SUCCESSFULLY ADVANCE OUR RAVAL CLAIM INTO COMMERCIAL PRODUCTION.

We are not sure if the property that is the subject of our Raval claim contains any known bodies of ore.  Our business plan calls for significant expenditures in connection with the exploration of the property.  We will, however, require additional financing in order to complete the remaining phases of the exploration program, and to conduct the economic evaluation that would be necessary for us to assess whether sufficient mineral reserves exist to justify commercial exploitation of our Raval claim.  We currently are in the exploration stage and have no revenue from operations.  We currently do not have any arrangements in place for additional financing, and we may not be able to obtain financing on terms that are acceptable to us, or at all.  If we are unable to obtain additional financing, we will not be able to continue our exploration activities and our assessment of the commercial viability of the property.  Further, if we are able to establish that development of the property is commercially viable, our inability to raise additional financing at this stage would result in our inability to place the property into production and recover our investment.

7

OUR EXPLORATION ACTIVITIES MAY NOT BE COMMERCIALLY SUCCESSFUL, WHICH COULD LEAD US TO ABANDON OUR PLANS TO DEVELOP THE PROPERTY AND OUR INVESTMENTS IN EXPLORATION.

Our long-term success depends on our ability to establish commercially recoverable quantities of ore on the property that is the subject of our Raval claim.  Mineral exploration is highly speculative in nature, involves many risks and is frequently non-productive. Substantial expenditures are required to establish proven and probable reserves through drilling and analysis, to develop metallurgical processes to extract metal, and to develop the mining and processing facilities and infrastructure at any site chosen for mining. Whether a mineral deposit will be commercially viable depends on a number of factors, which include, without limitation, the particular attributes of the deposit, such as size, grade and proximity to infrastructure; metal prices, which fluctuate widely; and government regulations, including, without limitation, regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection.  We may invest significant capital and resources in exploration activities and abandon such investments if it is unable to identify commercially exploitable mineral reserves.  The decision to abandon a project may reduce the trading price of our common stock and impair our ability to raise future financing.  We cannot provide any assurance to investors that we will discover or acquire any mineralized material in sufficient quantities on any of our properties to justify commercial operations.  Further, we will not be able to recover the funds that we spend on exploration if we are not able to establish commercially recoverable quantities of ore on the property.

AS WE UNDERTAKE EXPLORATION OF OUR RAVAL CLAIM, WE WILL BE SUBJECT TO COMPLIANCE WITH GOVERNMENT REGULATION THAT MAY INCREASE THE ANTICIPATED TIME AND COST OF OUR EXPLORATION PROGRAM.

There are several governmental regulations that materially restrict the exploration of minerals.  We will be subject to the mining laws and regulations of the Raval Feldspar mines as we carry out our exploration program.  We may be required to obtain work permits, post bonds and perform remediation work for any physical disturbance to the land in order to comply with these regulations.  In addition, to maintain a safe and healthy work environment, strict compliance with all rule and regulations embodied under the Mines Administrative Order known as “Mine Safety Rules and Regulations” will be required to be followed.  A qualified Safety Engineer will be required to be designated and safety and health programs must be undertaken for the entire duration of the project.

WE ARE SUBJECT TO RISKS INHERENT IN THE MINING INDUSTRY AND AT PRESENT WE DO NOT HAVE ANY INSURANCE AGAINST SUCH RISKS.  ANY LOSSES WE MAY INCUR THAT ARE ASSOCIATED WITH SUCH RISKS MAY CAUSE US TO INCUR SUBSTANTIAL COSTS WHICH WILL HAVE A MATERIAL ADVERSE EFFECT UPON OUR RESULTS OF OPERATIONS.

Any mining operations that we may undertake in the future will be subject to risks normally encountered in the mining business.  Mining for feldspar and other valuable minerals is generally subject to a number of risks and hazards including environmental hazards, industrial accidents, labor disputes, unusual or unexpected geological conditions, pressures, cave-ins, changes in the regulatory environment and natural phenomena such as inclement weather conditions, floods, blizzards and earthquakes.  At the present we do not intend to obtain insurance coverage and even if we were to do so, no assurance can be given that such insurance will continue to be available or that it will be available at economically feasible premiums.  Insurance coverage may not continue to be available or may not be adequate to cover any resulting liability.  Moreover, insurance against risks such as environmental pollution or other hazards as a result of exploration and production is not generally available to companies in the mining industry on acceptable terms.  We might also become subject to liability for pollution or other hazards which may not be insured against or which we may elect not to insure against because of premium costs or other reasons.  Losses from these events may cause us to incur significant costs that could have a material adverse effect upon our financial performance and results of operations.  Such costs could potentially exceed our asset value and cause us to liquidate all of our assets, resulting in the loss of your entire investment in our common stock.

IF WE DO NOT FIND A JOINT VENTURE PARTICIPANT FOR THE CONTINUED DEVELOPMENT OF OUR RAVAL CLAIM, WE MAY NOT BE ABLE TO ADVANCE THE EXPLORATION WORK.

If the initial results of our mineral exploration program are successful, we may try to enter into a joint venture agreement with a third party for the further exploration and possible production of the property covered by our Raval claim.  We would face competition from other junior mineral resource exploration companies if we attempt to enter into a joint venture agreement with a third party.  A prospective joint venture participant could have a limited ability to enter into joint venture agreements with junior exploration companies, and will seek the junior exploration companies who have the properties that it deems to be the most attractive in terms of potential return and investment cost.  In addition, if we entered into a joint venture agreement, we would likely assign a percentage of our interest in the Raval claim to the joint venture participant.  If we are unable to enter into a joint venture agreement with a third party, we may fail and you will lose your entire investment in our common stock.

WE RELY ON OUR SOLE OFFICER AND OUR TWO DIRECTORS, THE LOSS OF WHOSE SERVICES WOULD HAVE A MATERIAL ADVERSE EFFECT ON OUR SUCCESS AND DEVELOPMENT.

Our success depends to a certain degree upon our sole officer and our two directors.  These individuals are a significant factor in our growth and success and the loss of the service of them could have a material adverse effect on us and would have a material adverse effect on our success and development.

8

BECAUSE OUR DIRECTORS AND OFFICER HAVE NO EXPERIENCE IN MINERAL EXPLORATION AND DO NOT HAVE FORMAL TRAINING SPECIFIC ON THE TECHNICALITIES OF MINERAL EXPLORATION, THERE IS A HIGHER RISK OUR BUSINESS WILL FAIL.

Our directors and sole officer have no experience in mineral exploration and do not have formal training as geologists or in the technical aspects of management of a mineral exploration company.  As a result of this inexperience there is a higher risk of our being unable to complete our business plan for the exploration of our Raval claim.  In addition, we will have to rely on the technical services of others with expertise in geological exploration in order for us to carry out planned exploration program.  If we are unable to contract for the services of such individuals, it will make it difficult and maybe impossible to pursue our business plan.  There is thus a higher risk that our operations, earnings and ultimate financial success could suffer irreparable harm and our business will likely fail and you will lose your entire investment in our common stock.

BECAUSE OUR SOLE OFFICER LACKS TECHNICAL TRAINING AND EXPERIENCE WITH EXPLORING FOR, STARTING AND/OR OPERATING A MINE, THERE IS A HIGHER RISK OUR BUSINESS WILL FAIL.

Our sole officer lacks technical training and experience with exploring for, starting and/or operating a mine.  With no direct training or experience in these areas, our sole officer may not be fully aware of many of the specific requirements related to working within this industry.  Their decisions and choices may not take into account standard engineering or managerial approaches which mineral exploration companies commonly use.  Consequently, our operations, earnings and ultimate financial success could suffer irreparable harm due to our sole officer’s lack of experience in the industry.

BECAUSE OUR SOLE EXECUTIVE OFFICER HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATION, CAUSING OUR BUSINESS TO FAIL.

Our sole executive officer is spending only approximately 10% of his business time on providing management services to us.  While our sole officer presently possesses adequate time to attend to our interests, it is possible that the demands on him from his other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business.  This could negatively impact our business development.

BECAUSE OF THE FIERCELY COMPETITIVE NATURE OF THE MINING INDUSTRY WE MAY BE UNABLE TO MAINTAIN OR ACQUIRE ATTRACTIVE MINING PROPERTIES ON ACCEPTABLE TERMS WHICH WILL MATERIALLY AFFECT OUR FINANCIAL CONDITION.

The mining industry is competitive in all of its phases.  We face strong competition from other mining companies in connection with the acquisition of properties producing, or capable of producing, precious and base metals.  Many of these companies have greater financial resources, operational experience and technical capabilities.  As a result of this competition, we may be unable to maintain or acquire attractive mining properties on terms we consider acceptable or at all.  Consequently, our revenues, operations and financial condition could be materially adversely affected.

BECAUSE OUR MINING CLAIMS ARE LOCATING IN THE PHILIPPINES AND THE PHILIPPINES GOVERNMENT IMPOSES FOREIGN OWNERSHIP RESTRICTIONS, THESE CONDITIONS COULD MATERIALLY AFFECT OUR BUSINESS.

All of our current mining claims are located in the Philippines.  The Philippines government imposes restrictions on foreign ownership.  These restrictions include not allowing 100% foreign ownership of Philippines mines.  Therefore, we had to partner with a Philippines company to comply with the local laws and this could materially affect our business.

CONDUCTING BUSINESS IN THE PHILIPPINES INCLUDES VARIOUS RISKS WHICH COULD MATERIALLY AFFECT OUR BUSINESS.

Conducting business in the Philippines includes various risks which could materially affect our business.  We will be required to obtain local permits and licenses. In addition, we will be required to renew our mining claims under the Mining Act of 1995 through the Mineral Productions Sharing Agreement (MPSA) which takes the place of the old Mining Lease Contract (MLC).  The MPSA requirements are more stringent, particularly with regards to environmental plans.  If we are not able to obtains these permits, licenses or renewals, our business may fail.

THE RECENTLY ENACTED JOBS ACT WILL ALLOW US TO POSTPONE THE DATE BY WHICH WE MUST COMPLY WITH SOME OF THE LAWS AND REGULATIONS INTENDED TO PROTECT INVESTORS AND TO REDUCE THE AMOUNT OF INFORMATION WE PROVIDE IN OUR REPORTS FILED WITH THE SEC, WHICH COULD UNDERMINE INVESTOR CONFIDENCE IN OUR COMPANY AND ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK.

For so long as we remain an “emerging growth company” as defined in the JOBS Act, we may take advantage of certain exemptions from various requirements that are applicable to public companies that are not “emerging growth companies” including:

•         the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that our independent registered public accounting firm provide an attestation report on the effectiveness of our internal control over financial reporting;

•         the “say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the “say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of the Dodd-Frank Act and some of the disclosure requirements of the Dodd-Frank Act relating to compensation of its chief executive officer;

•         the requirement to provide detailed compensation discussion and analysis in proxy statements and reports filed under the Securities Exchange Act of 1934, and instead provide a reduced level of disclosure concerning executive compensation; and

•         any rules that may be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

We may take advantage of these exemptions until we are no longer an “emerging growth company.”  We would cease to be an “emerging growth company” upon the earliest of: (i) the first fiscal year following the fifth anniversary of this offering; (ii) the first fiscal year after our annual gross revenues are $1 billion or more; (iii) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt securities; or (iv) as of the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeded $700 million as of the end of the second quarter of that fiscal year.

Although we are still evaluating the JOBS Act, we currently intend to take advantage of some, but not all, of the reduced regulatory and reporting requirements that will be available to us so long as we qualify as an “emerging growth company.”  For example, we have irrevocably elected not to take advantage of the extension of time to comply with new or revised financial accounting standards available under Section 102(b) of the JOBS Act. Our independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of our internal control over financial reporting so long as we qualify as an “emerging growth company,” which may increase the risk that weaknesses or deficiencies in our internal control over financial reporting go undetected. Likewise, so long as we qualify as an “emerging growth company,” we may elect not to provide you with certain information, including certain financial information and certain information regarding compensation of our executive officers, that we would otherwise have been required to provide in filings we make with the SEC, which may make it more difficult for investors and securities analysts to evaluate our company. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock, and our stock price may be more volatile and may decline.

9

RISKS RELATED TO OUR COMMON STOCK

THERE IS NO ACTIVE TRADING MARKET FOR OUR COMMON STOCK AND THERE IS NO ASSURANCE THAT WE WILL EVER HAVE AN ACTIVE TRADING MARKET.  IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, OUR INVESTORS WILL BE UNABLE TO SELL THEIR SHARES.

There is currently no active trading market for our common stock and such a market may not develop or be sustained.  We currently plan to have our common stock quoted on FINRA's OTC Bulletin Board upon the effectiveness of this registration statement of which this prospectus forms a part.  In order to do this, a market maker must file a Form 15c-211 to allow the market maker to make a market in our shares of common stock.  At the date hereof we are not aware that any market maker has any such intention.  However, we cannot provide our investors with any assurance that our common stock will be traded on the OTC Bulletin Board or, if traded, that a public market will materialize.  Further, the OTC Bulletin Board is not a listing service or exchange, but is instead a dealer quotation service for subscribing members.  If our common stock is not quoted on the OTC Bulletin Board or if a public market for our common stock does not develop, then investors may not be able to resell the shares of our common stock that they have purchased and may lose all of their investment.  If we establish a trading market for our common stock, the market price of our common stock may be significantly affected by factors such as actual or anticipated fluctuations in our operation results, general market conditions and other factors.  In addition, the stock market has from time to time experienced significant price and volume fluctuations that have particularly affected the market prices for the shares of developmental stage companies, which may materially adversely affect the market price of our common stock.

THERE IS NO PUBLIC MARKET FOR OUR COMMON STOCK AND THERE IS NO ASSURANCE THAT WE WILL EVER HAVE A PUBLIC MARKET FOR OUR COMMON STOCK.  HOWEVER, IF A PUBLIC MARKET FOR OUR  COMMON STOCK DOES DEVELOP, SALES OF A SUBSTANTIAL NUMBER OF SHARES OF OUR COMMON STOCK INTO THE PUBLIC MARKET BY THE SELLING STOCKHOLDERS MAY RESULT IN SIGNIFICANT DOWNWARD PRESSURE ON THE PRICE OF OUR COMMON STOCK AND COULD AFFECT THE ABILITY OF OUR STOCKHOLDERS TO REALIZE ANY CURRENT TRADING PRICE OF OUR COMMON STOCK.

There is no public market for our common stock and there is no assurance that we will ever have a public market for our common stock.  However, if a public market for our common stock does develop, sales of a substantial number of shares of our common stock in the public market could cause a reduction in the market price of our common stock.  When this registration statement is declared effective, the selling stockholders may be reselling up to 27% of the issued and outstanding shares of our common stock.  As a result of such registration statement, a substantial number of our shares of common stock which have been issued may be available for immediate resale when and if a market develops for our common stock, which could have an adverse effect on the price of our common stock.  As a result of any such decreases in price of our common stock, purchasers who acquire shares from the selling stockholders may lose some or all of their investment.

Any significant downward pressure on the price of our common stock as the selling stockholders sell the shares of our common stock could encourage short sales by the selling stockholders or others.  Any such short sales could place further downward pressure on the price of our common stock.

OUR SOLE OFFICER AND TWO DIRECTORS OWN A CONTROLLING PERCENTAGE OF VOTING STOCK, WHICH WILL ALLOW THEM TO MAKE KEY DECISIONS AND EFFECT TRANSACTIONS WITHOUT FURTHER SHAREHOLDER APPROVAL.

Our sole officer and two directors collectively approximately own 73% of our outstanding voting stock. Accordingly, these stockholders, as a group, will be able to control the outcome of stockholder votes, including votes concerning the election of directors, the adoption or amendment of provisions in our Articles of Incorporation and our Bylaws, and the approval of mergers and other significant corporate transactions.  These factors may also have the effect of delaying or preventing a change in our management or our voting control.

OUR STOCK IS A PENNY STOCK.  TRADING OF OUR STOCK MAY BE RESTRICTED BY THE SEC'S PENNY STOCK REGULATIONS AND FINRA'S SALES PRACTICE REQUIREMENTS, WHICH MAY LIMIT A STOCKHOLDER'S ABILITY TO BUY AND SELL OUR STOCK.

Our common stock will be subject to the "Penny Stock" Rules of the Securities and Exchange Commission (the "SEC"), which will make transactions in our common stock cumbersome and may reduce the value of an investment in our common stock.

We currently plan to have our common stock quoted on the OTC Bulletin Board of the Financial Industry Regulatory Authority ("FINRA"), which is generally considered to be a less efficient market than markets such as NASDAQ or the national exchanges, and which may cause difficulty in conducting trades and difficulty in obtaining future financing.  There is no assurance of when, if ever, our stock will be listed on an exchange.  Further, our securities will be subject to the "penny stock rules" adopted pursuant to Section 15(g) of the Securities Exchange Act of 1934, as amended.  The penny stock rules apply generally to companies whose common stock trades at less than $5.00 per share, subject to certain limited exemptions.  Such rules require, among other things, that brokers who trade "penny stock" to persons other than "established customers" complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances.  Many brokers have decided not to trade "penny stock" because of the requirements of the "penny stock rules" and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited.  In the event that we remain subject to the "penny stock rules" for any significant period, there may develop an adverse impact on the market, if any, for our securities.  Because our securities are subject to the "penny stock rules,” investors will find it more difficult to dispose of our securities.  Further, it is more difficult: (i) to obtain accurate quotations, (ii) to obtain coverage for significant news events because major wire services, such as the Dow Jones News Service, generally do not publish press releases about such companies, and (iii) to obtain needed capital.

In addition to the "penny stock" rules promulgated by the SEC, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer.  Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information.  Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers.  FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

10

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties, including statements regarding our capital needs, business plans and expectations.  Such forward-looking statements involve risks and uncertainties regarding the market price of feldspar and other valuable minerals, availability of funds, government regulations, operating costs, exploration costs, outcomes of exploration programs and other factors.  Forward-looking statements are made, without limitation, in relation to operating plans, property exploration and development, availability of funds, environmental reclamation, operating costs and permit acquisition.  Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements.  In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expect", "plan", "intend", "anticipate", "believe", "estimate", "predict", "potential" or "continue", the negative of such terms or other comparable terminology.  Actual events or results may differ materially.  In evaluating these statements, you should consider various factors, including the risks outlined in this prospectus.  These factors may cause our actual results to differ materially from any forward-looking statement.  While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding our business plans, our actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein.  We do not intend to update any of the forward-looking statements to conform these statements to actual results, except as required by applicable law, including the securities laws of the United States.

The safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995 does not apply to the offering made in this prospectus

Use of Proceeds

The Selling Stockholders are selling shares of common stock covered in the prospectus for their own account.  We will not receive any of the proceeds from the resale of these shares.  We have agreed to bear the expenses relating to the registration of the shares for the Selling Stockholders.

Determination of Offering Price

Not applicable.  The selling stockholders will sell their shares at a fixed price until our securities are quoted on the OTC Bulletin Board, if at all, and thereafter at prevailing market prices or privately negotiated prices.  There is no assurance of when, if ever, our stock will be listed on an exchange.

Dilution

Not applicable.  We are not offering any shares in this registration statement.  All shares are being registered on behalf of our selling shareholders.

Selling Shareholders

The selling shareholders named in this prospectus are offering all of the  31,500,000 shares of common stock offered through this prospectus.  These shares were acquired from us in private placements that were exempt from registration provided under Regulation S of the Securities Act of 1933.  Our reliance upon the exemption under Rule 903 of Regulation S of the Securities Act was based on the fact that the sale of the securities was completed in an "offshore transaction,” as defined in Rule 902(h) of Regulation S.  We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the securities.  Each investor was not a US person, as defined in Regulation S, and was not acquiring the securities for the account or benefit of a US person.

The following table provides as of the date of this prospectus, information regarding the ownership of our common stock held by each of the selling shareholders, including:

·

the number of shares owned by each prior to this offering;

·

the total number of shares that are to be offered for each;

·

the total number of shares that will be owned by each upon completion of the offering; and

·

the percentage owned by each upon completion of the offering.

	Shares Owned Prior To This Offering	Total Number Of Shares To Be Offered For Selling Shareholders Account	Total Shares to Be Owned Upon Completion Of This Offering	Percentage of Shares owned Upon Completion of This Offering
Josefina Ma. Viveca m. De Venecia	1,000,000	1,000,000	Nil	Nil
Arjoy B. Santos	1,000,000	1,000,000	Nil	Nil
Antonio Declaro Cano	1,000,000	1,000,000	Nil	Nil
Maria Estrella Formoso Capinpuyan	1,000,000	1,000,000	Nil	Nil
Joseph Vincent de los Santos Buenaventura	1,000,000	1,000,000	Nil	Nil
Eduardo Magale Axalan	1,000,000	1,000,000	Nil	Nil
Wolfrando Moronia Capinpin, Jr.	1,000,000	1,000,000	Nil	Nil
Lawrence Eduardo Bueno Balolong	1,000,000	1,000,000	Nil	Nil
Galvin A. Lagera	1,000,000	1,000,000	Nil	Nil
Periangelo A. Dominguez	300,000	300,000	Nil	Nil
Michael de Joya Garcia	300,000	300,000	Nil	Nil
Cynthia M. Yniguez	300,000	300,000	Nil	Nil
Mario Q. Martinez	300,000	300,000	Nil	Nil
Roberto Araullo Formoso	300,000	300,000	Nil	Nil
Marino Valenzuela Canilao	300,000	300,000	Nil	Nil
Gerardo Banares Teodoro	150,000	150,000	Nil	Nil
Val Tristan Navarro Amagna	150,000	150,000	Nil	Nil
Manny Marquez Cacho	150,000	150,000	Nil	Nil
Rexandro David Silverio	150,000	150,000	Nil	Nil
Allan Libardo Estela	150,000	150,000	Nil	Nil
Angelo Frank Matawaran Dizon	150,000	150,000	Nil	Nil
Jessie Estrada Alejo	150,000	150,000	Nil	Nil
Renato Entenia Palomares	150,000	150,000	Nil	Nil
Ringo Pajarito Jimenez	150,000	150,000	Nil	Nil
Vicente Jr Geraldo Aquino	150,000	150,000	Nil	Nil
Adrian Bregania Marzan	150,000	150,000	Nil	Nil
Marilyn Mercado Carbon	150,000	150,000	Nil	Nil
Michael Boydon Mendoza	150,000	150,000	Nil	Nil
Jorrelle Celi Esguerra	150,000	150,000	Nil	Nil
Salvador Jr. Dechoso Belo	150,000	150,000	Nil	Nil
Julieta Sagon Rombla	150,000	150,000	Nil	Nil
Cecilia Bautista Villanueva	150,000	150,000	Nil	Nil
Cristina Villanueva Alvaro	150,000	150,000	Nil	Nil
Roberto M. Morales	3,000,000	3,000,000	Nil	Nil
Annie R. Molina	3,000,000	3,000,000	Nil	Nil
Denia C. Velasco	3,000,000	3,000,000	Nil	Nil
Edmundo E. Balean	3,000,000	3,000,000	Nil	Nil
Maricar F. Mansilungan	3,000,000	3,000,000	Nil	Nil
Reymar R. Mansilungan	3,000,000	3,000,000	Nil	Nil
Total	31,500,000	31,500,000

(1)   Maria Estrella Formoso is the sister of our President.

(2)   Roberto Araullo Formoso is the cousin of our President.

The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.  The percentages are based on   68,000,000 shares of common stock outstanding on the date of this prospectus.

Other than disclosed above, none of the selling shareholders:

1.

has had a material relationship with us other than as a shareholder at any time within the past three years;

2.

has ever been one of our officers or directors;

3.

is a broker-dealer; or broker-dealer's affiliate.

11

Plan of Distribution

Timing of Sales

The selling stockholders may offer and sell the shares covered by this prospectus at various times.  The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

Offering Price

The selling stockholders will sell their shares at an offering price of $0.01 per share until our shares are quoted on the OTC Bulletin Board, or listed for trading or quoted on any other public market.  Thereafter, the sales price offered by the selling stockholders to the public may be:

1.

the market price prevailing at the time of sale;

2.

a price related to such prevailing market price; or

3.

such other price as the selling stockholders determine from time to time.

Our common stock is not currently listed on any national exchange or electronic quotation system.  To date, no actions have been taken to list our shares on any national exchange or electronic quotation system.  If our common stock becomes publicly traded, then the sales price to the public will vary according to the selling decisions of each selling stockholder and the market for our stock at the time of resale.

Manner of Sale

The selling stockholders may sell their shares directly to purchasers or may use brokers, dealers, underwriters or agents to sell their shares.  Brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate.  Brokers or dealers may receive commissions, discounts or concessions from the selling stockholders, or, if any such broker-dealer acts as agent for the purchaser of shares, from the purchaser in amounts to be negotiated immediately prior to the sale.  The compensation received by brokers or dealers may, but is not expected to, exceed that which is customary for the types of transactions involved.  Broker-dealers may agree with a selling stockholder to sell a specified number of shares at a stipulated price per share, and, to the extent the broker-dealer is unable to do so acting as agent for a selling stockholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the selling stockholder.  Broker-dealers who acquire shares as principal may thereafter resell the shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions.  In connection with resales of the shares, broker-dealers may pay to or receive from the purchasers of shares commissions as described above.

If our selling stockholders enter into arrangements with brokers or dealers, as described above, we are obligated to file a post-effective amendment to this registration statement disclosing such arrangements, including the names of any broker dealers acting as underwriters.

The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares may be deemed to be "underwriters" within the meaning of the Securities Act.  In that event, any commissions received by broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Sales Pursuant to Rule 144

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

Regulation M

We have advised the selling security holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates.  Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for, or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution.  Accordingly, the selling stockholder is not permitted to cover short sales by purchasing shares while the distribution it taking place.  Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security.  In addition, we will make copies of this prospectus available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

12

State Securities Laws

Under the securities laws of some states, the shares may be sold in such states only through registered or licensed brokers or dealers.  In addition, in some states the shares may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

Expenses of Registration

We are bearing all costs relating to the registration of the common stock.  These expenses are estimated to be $73,000 , including, but not limited to, legal, accounting, printing and mailing fees.  The selling stockholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

Description of Securities

General

Our authorized capital stock consists of 250,000,000 shares of common stock, with a par value of $0.001 per share.  As of November 30, 2012 , there were,  68,000,000 shares of our common stock issued and outstanding held by  41 shareholders of record.

Common Stock

Registered holders of our common stock are entitled to exercise one vote per share on all matters submitted to a vote of the stockholders, including the election of directors.  Except as otherwise required by law or as provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power.  Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock.  The holders of a majority of the shares issued, outstanding, and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by Nevada statute or by the Articles.  A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.  Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.  See "Dividend Policy."

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up of our company, the holders of shares of our common stock will be entitled to receive pro rata all of our assets available for distribution to such holders.

In the event of any merger or consolidation of our company with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash).

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

13

Preferred Stock

As of the date of this prospectus, there is no preferred stock issued or authorized.

Dividend Policy

We have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business.  As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no options to purchase our securities outstanding.

Interests of Named Experts and Counsel

The legality of the shares offered under this registration statement is being passed upon by Esmeralda Musailov, Esq . The financial statements included in this prospectus and the registration statement has been audited by M & K CPAS, PLLC to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Description of Business

General

We are an exploration stage company engaged in the acquisition and exploration of mineral properties.  We were incorporated as a Nevada state corporation on February 18, 2010.  We have entered into a share purchase agreement for a 40% share of Pah-Hsu-Qhuin Philippines Mining.  We purchased this share of the claim for 140,000 pesos.   We are not required to make any additional payments for these rights as these shares have been transferred to us.

Feldspar is a light-colored rock-forming mineral used in the manufacture of glass products, ceramics and other products.  Feldspar provides glass hardness, workability, strength, and makes it more resistant to chemicals.  It also reduces the melting temperature so less energy is used.  For ceramics, feldspar serves as a flux to form a glassy phase at low temperatures, and as a source of alkalis and alumina in glazes.  It improves the strength, toughness, and durability of the ceramic body and cements the crystalline phase of other ingredients.  Feldspar is also used in paint, in mild abrasives, urethane, latex foam, and as a welding rod coating.

We acquired our Raval claim on August 31, 2011.  We have determined to proceed with the first phase of this recommended exploration program.  The estimated cost of this exploration program is $57,000.  As at November 30, 2012 , we had cash reserves of  $20,776 and working capital deficit of $11,249 .  We do not have sufficient funds to enable us to complete this initial phase of our exploration program.  We will require additional financing in order to commence the initial phase of exploration of the property.  There is no assurance that will be able to obtain additional financing.  Both advanced exploration and an economic determination will be contingent upon the results of our preliminary exploration programs and our ability to raise additional financing in order to proceed with advanced exploration and an economic evaluation.  There is no assurance that we will be able to obtain any additional financing to fund our exploration activities.

On August 31, 2011, AIM Exploration, Inc. and Alice Raval-Ventura entered into a Deed of Sales of Shares of Stock for 40% of Pah-Hsu-Qhuin Mining Phils. Corp. (“Pah-Hsu Corp.”)  We accomplished this by purchasing 14,000 of Alice R. Ventura’s 25,000 shares that she owns in Pah-Hsu Corp. for the purchase price of 140,000 Philippine Pesos.  There are currently 35,000 shares issued and outstanding in Pah-Hsu Corp., therefore 14,000 shares represents a 40% ownership.  This Agreement is filed as an exhibit to this prospectus.

In addition, Paladino Management and Development Corp. (“Paladino”) and Alice Raval-Ventura entered into a Deed of Sales of Shares of Stock for 30% of Pha-Hsu-Qhuin Mining Phils. Corp.  This was accomplished by Paladino purchasing 10,500 shares from Alice R. Ventura’s remaining 11,000 shares for the purchase price of 105,000 Philippine Pesos  This Agreement is filed as an exhibit to this prospectus.

Nature of Ownership

Mining claims are covered by Mining Lease Contracts under renewal by Alice Raval Ventura for 25 years.  Alice Raval Ventura has entered into a sale of shares of stock of Pah-Hsu-Qhuin Phils. Mining Corp. to Aim Exploration  Aim Exploration has entered into a management agreement with Paladino Management and Development Corp to manage operations on the ground in the Philippines. This Agreement is filed as an exhibit to this registration statement.  Paladino will be responsible for managing, developing and operating our claims in the Philippines.  The Agreement begins on August 31, 2011 and continues for 10 years until August 31, 2021.  In consideration of services provided to us, we have agreed to pay Paladino a manager fee equivalent to 5% of our annual gross sales from the claims, less any taxes payable.  These amount will be payable monthly, based on revenues for each month.  As of April 8, 2013 , we have not yet made any payments to Paladino.

Our right to the mining claims were acquired through the ownership of shares of stock of Pah-Hsu-Qhuin Phils.  Mining Corp., and the exclusive mining management and operating agreement entered into between Alice Raval Ventura and Paladino Management and Development Corp.

Description of the Properties

The properties consist of three mining claims covered by Lode Lease Contract Nos.  V-319, V-425, and V-521, expiring in 2014, with a total area of twenty-four hectares.  Names of the mines are “Pabling”, “Alice”, and “Namalitocan”, respectively.

Apart from the amounts paid for the shares of stock of Pah-Hsu-Qhuin Mining Phils.Corp. AIM is estimating to spend about $300,000 in the exploration and development of the mines.

The $300,000 will be used to commission more detailed plans, secure the renewal of the mining claims for another twenty-five years, develop and extract the feldspar ore from the mines, and erect a crushing plant, which includes site development and improvements as well as connection of power supply to the grid.

We have allocated a total of $10,000 for the necessary plans, which include the following:

            1.       Mining Project Feasibility Study;

            2.       Location and Survey Plan;

            3.       Three-year Development and Work Program;

            4.       Environmental Protection and Enhancement Program; and

            5.       Social Development and Management Program.

Completion of the plans is expected within two months.

The cost for the renewal of the mining claims is projected at $5,000.  While it will be possible to operate the mines under the existing mining lease contracts, renewal will ensure continuity for another twenty-five years.  The renewal process is projected to take about three to six months.

Extraction of the feldspar ore will be through the open-cut mining method using backhoes and pay loaders.  Due to the favorable geological terrain, only the clearing of the vegetation and over-burden is necessary to expose the raw material.  Under existing conditions of the mines, it will take only one week to expose the feldspar ore.  The mining operation will start where the feldspar deposits are already exposed.  As the extraction advances, overburden is stripped and soil and other waste materials are set aside for future backfilling of mined-out areas.  Extracted ore is then loaded onto dump truck for transfer to the crushing plant.  A total of $100,000 will be required to develop the mine and extract an initial 12,000 metric tons.

The crushing plant is necessary to process the ore into customer-required granule sizes.  The main equipment used are mechanized crushers and vibrating screens.  Completion time for the fabrication and erection of a 50 ton per hour plant is estimated at two months at a projected of $135,000.  Working capital allotment is $50,000.

In the mine claim areas, Initial source of power is through the use of generator sets. Ground water is available through deep wells. Electrical power thru the local utility is available but may take up to 3 months to hook up. Generators will be used as back power source.

14

Feldspar Market

Domestic Market

Major users of feldspar are: for glass, Asahi Glass Phils.  (formerly Republic Glass), San Miguel Yamamura Packaging Corp., Asia Brewery, Arcya Packaging; for ceramics, HCG and Royal Tern sanitary wares and Mariwasa tiles.

Both Royal Tern and San Miguel have expressed dismay with the local supply in terms of quality and reliability.  Most suppliers are small-scale miners lacking proper processing equipment.  The sole supplier of San Miguel is the only one with processing equipment acquired for then Republic Glass in the 1990’s.  Their equipment has now become unreliable, and Asahi Glass remains the priority for delivery.  Further, they are affected by an internal dispute among stakeholders.  While Royal Tern is already importing part of its requirements, San Miguel has indicated they may also do so if the local supply situation does not improve.

From 11,850 MT per year in 2005, domestic production of feldspar has increased to 16,394 MT as of 2009.  Delivered price of feldspar is about Php 2,100 to 2,700 per metric ton (USD 48 to 62).

Prices and volumes for domestic markets are based on an actual purchase order from Royal Tern and actual discussions with the purchasing group of San Miguel Corporation. A sample of an open Royal Tern PO is below.

Royal Tern Ceramics, Phils., Inc.

Executive Office:
1601 Prestige Tower, Don Francisco Ortigas Jr. Road,
Ortigas Center, Pasig City, Philippines

Plant Address:
Km. 38 Governor's Drive, Bo. Manggahan,
Gen. Trias, Cavite, Philippines

PUO4 06JUN09 REV 0

TO : **PAH-SUH-QHUIN PHIL. MINING CORP.**
63 Governor Primo Lazaro,
Laoag City

NO : **10-12-16979**

ATTN. : **ALICE R. VENTURA**

DATE : **December 18, 2010**

PURCHASE ORDER

ITEM	QTY	UNIT	DESCRIPTION	UNIT PRICE	DISC	AMOUNT
1	3600	MT	**FELDSPAR F3** M.C. ALLOWED is 10%	2,100.00		7,560,000.00
			TOTALS			7,560,000.00

REMARKS :

Exploration Stage Company

We are considered an exploration or exploratory stage company as we are involved in the examination and investigation of land that we believe may contain valuable minerals, for the purpose of discovering the presence of ore, if any, and its extent.  Since we are an exploration stage company, there is no assurance that a commercially viable mineral deposit exists on the property covered by the Raval claim, and a great deal of further exploration will be required before a final evaluation as to the economic and legal feasibility for our future exploration is determined.  We have no known reserves of any type of mineral.  To date, we have not discovered an economically viable mineral deposit on the property, and there is no assurance that we will discover one.

Acquisition of Our Raval claim/ Our Ownership Interest in the Raval Claim

Right to the mining claims was acquired through the ownership of shares of stock of Pah-Hsu-Qhuin Phils. Mining Corp., and the exclusive mining management and operating agreement entered into between Alice Raval Ventura and Paladino Management and Development Corp.

We have entered into a share purchase agreement for a 40% share of Pah-Hsu-Qhuin Philippines Mining as Philippines law does not allow 100% foreign ownership.

15

Maps of Our Raval Claim

Below are three maps of our claim.

Namalitokan Claims
Alice Claims
Pabling Claims
18°23'00"
Bobodo
Sukit
Bago
Maslang
Salungan
Caruan
Estancia
Nagbayogan
Vocal
Dilap
San Pedro
Mount Santa Catalina
Cababaan
Seis
Natbaoan
Dilpoc
Nagat
Nagsanga
Nalba
San Roque
Cadalman
Bimaca

Location Map of Alice R. Ventura MPSA Area
Scale 1:50,000

EXPLANATION

Alice Mining Claims

Namalitokan Mining Claims

Pabling Mining Claims

Contour Interval

Barangay 1 Road

Figure 1

16

120°37'00"
18°23'00"
A
A'
Santo Domingo
Pasuquin
San Pedro

Geological Map of the Alice R. Ventura MPSA Area
Scale 1:50,000

EPLANATION

LITHOLOGY

- Quaternary Alluvium
- Uplifted Coral Reefs
- Laoag Formation
- Pasuquin Limestone
- Trondjhemite/Quartz Diorite
- Bojeador Formation
- Serpentinized Peridotite

GEOLOGICAL SYMBOL

- 40 Strike & Dip of Bed
- Formational Boundary
- D/U Normal Fault
- Inferred Fault
- Thrust Fault

Figure 2

17

A
A'
Pasuquin Limestone
Quaternary Alluvium
Uplifted Coral Reefs
Feldsphar Deposit
500 M
0.0 M
Serpentinized Peridotite
500 M

Cross Section Along A-A'

Scale 1:50,000

Figure 2.A

18

Property Description and Location of Our Raval claim

The Raval Mining Claims are located 350 meters above sea level, seven (7) kilometers from the Km. 511 post of the National Road in Barangay Sulongan, municipality of Pasuquin, in the province of Ilocos Norte.  They are 518 kilometers north of Manila and 31 kilometers north of the Ilocos Norte capital city of Laoag.  The nearest commercial port is at Currimao, some 57 kilometers to the south.  Currimao Port is 420 nautical miles from the Taiwanese port of Keelung.

The area is located within the jurisdiction of Barangay Solongan, Pasuquin, Ilocos Norte and can be reached by four-wheel-drive vehicles through the mine roads which negotiate and wind up to the feldspar deposits. The area is located within the following geographic coordinates:

	North Latitude	East Latitude
Pabling Mineral Claim	18[o]23’20”- 18[o]18’28”	120[o]37’00”- 120[o]37’08”
Alice Mineral Claim	18[o]23’12”- 18[o]23’32.5”	120[o]36’53”- 120[o]37’03.5”
Namalitocan Mineral Claim	18[o]23’36”- 18[o]23’46”	120[o]37’14”- 120[o]37’21”

Access, Climate, and Physiography, Local Resources and Infrastructure of Our Raval claim

The roads leading to the mine site had already been established since the time D’5 White Marketing and were upgraded by Pah-Hsu-Qhuin Philippines in 1997.  The mine sites are accessible by 4 x 4 vehicles and dump trucks.  Through the years, a significant number of feldspar pits have been established identified to specific to customer requirements.

Prior Exploration

In 1954, Dr. Pablo J. Raval started exploring for feldspar in the mountains of Pasuquin, Ilocos Norte.  By the early 1960’s, the Bureau of Mines granted spouses Pablo J. Raval and Lolita Lorenzana three (3) mining claims 25-year Mining Lode Lease Contracts over a total area of 24 hectares.  Dr. Raval succeeded in developing the mines supplying a number of glass and ceramics clients, including: Philippine Standard, Pacific Ceramics, Republic Glass, Mariwasa Manufacturing, Pioneer Ceramics, Fil-Hispano, San Miguel Brewery, and Pacific Enamel & Glass.

The computations/estimates were made based on the measurement of outcrops within the claims.  It is worth mentioning that the three claims were previously mined for feldspar in the last twenty years.  And that the deposits were likewise estimated as regards its positive reserves through drilling and other conventional methods used in reserve estimation.

Upon the death of Dr. Raval in 1973, the eldest of the Raval siblings, Ms. Alice Raval took over the operations of the mining business under D’5 White Mountain Marketing, a single proprietorship owned by her.  Meanwhile, in 1975, Philippine Standard entered into a fifteen year operating agreement with the Raval family for the use of one of the mining claims with minimum guaranteed earnings for the Ravals.

In 1985, prior to expiration of the lease contracts, Mrs. Alice Raval-Ventura renewed the Mining Lease

Agreements for another 25 years on behalf of the heirs of Pablo J. Raval and Lolita Lorenzana.  From 1983 to 1995, Mrs. Alice Raval-Ventura through her company, Pah-Hsu-Qhuin Philippines Mining Corporation exported some 350,000 MT of raw feldspar to Taiwan.

The mining leases were renewed in 1985 before their respective expirations.  Expiration of the renewed leases is up to 2014. The mining leases were renewed in 1985 before their respective expirations.  Expiration of the renewed leases is up to 2014.The three mining leases expire in the years 2010, 2012, and 2014.  We have submitted the renewal for all three claims in one document which is covered by a Mineral Production Sharing Agreement.  This is currently under review by the Mines and Geosciences Bureau (“MGB”), and we expect to receive the approval for our renewals shortly.

Prior to the Mining Act of 1995, mining claims were covered by Mining/Lode Lease Agreements entered into with the Department of Natural Resources.  Presently, mining rights are granted through the Mineral Production Sharing Agreement (MPSA), which is currently the subject of the renewal of the claims by Alice Raval Ventura.

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Present Condition and Current State of Exploration

Through the years, roads and feldspar pits had already been established.  Restoring the mines will entail stripping and clearing of mine sites and their periphery to expose the raw material (removal of over-burden using backhoe and bulldozer).  Test pitting and trenching shall be continuously undertaken to identify additional reserves and thereby extend the mine life.

Geology of Our Raval claim

The mineral claims areas are mostly underlain by clastic sediments, followed by ultramafic rocks and the remaining small portion by collaine limestone.

The mineral deposits found in the areas are feldspar, silica quartz, and limestone.  The deposits occur generally as discontinuous, irregularly shaped to lenticular, dike-like masses in intruding the serpentinized peridotite.  Their contact with the host rock is sharp in almost all outcrops that could be observed.  Large and small fault structures located within the vicinity of the claims are believed to be one of the main contributing factors in the localization of the feldspar deposits.

Regional Geochemical

Regionally the area is anomalous in feldspar values, but no systematic surveying of the area by government can be identified as useful to the definition of concentrations of placer deposits.

Our Planned Exploration Program

PHASE 1 – Startup operations servicing live Purchase Orders from Royal Tern

ROYAL TERN Sanitary Wares – Royal Tern Sanitary Wares has been a long time customer of Pah-Hsu-Qhuin Philippines Mining.  Their last Purchase Order with Pah-Hsu Qhuin Mining was in 2007 for 3,500MT.  In late 2010, Royal Tern requested Pah-Hsu-Qhuin Mining to revive operations due to current problems in domestic supply.  A Purchase Order for 3,600 MT was issued for delivery in 2011 at 400 MT per month.  We will fulfill this purchase order once we commence operations .

Aside from Pah-Hsu-Qhuin, Royal Tern does not consider other domestic suppliers as reliable.  Should domestic supply continue to be unreliable, Royal Tern intends to import all of their feldspar requirements.  Royal Tern has also expressed serious interest in entering into an export agreement with Pah-Hsu-Qhuin Mining for supply of raw feldspar to Taiwan and China.

Except of the purchase order from Royal Tern, dealings with other customers are at an accreditation and negotiation stage with corresponding non-disclosure agreements.   We have several interested customers and therefore do not believe that we will be dependent upon any one customer for success.  We will not sign any supply agreements until our operations are underway.

In order to serve the requirements of Royal Tern would entail the following:

•        Rental of heavy equipment (i.e., backhoe, payloader, dump truck);

•        Stripping and clearing of mine sites and their periphery to expose the raw material;

•        Rehabilitation of Pah-Hsu-Qhuin’s warehouse and processing area;

•        Purchase of 4 units basic vibrating screens @Php120,000 per unit ($2,700);

•        Use of commercial truckers to deliver to customers.

Estimated costs for this phase are Php 2.4M (USD $57,000) which will be used for the purchase of four (4) vibrating screens, pre-operating expenses, and initial working capital.

PHASE 2 – Supply to San Miguel, export, and other domestic users

SAN MIGUEL YAMAMURA Glass – Due to current supply problems, SMYPC is actively sourcing additional suppliers to augment or replace their current sole supplier.  Total potential volume is 1,800MT per month.  Last January 2011, Pah-Hsu-Qhuin Mining submitted a Letter-of-Intent to supply SMYPC with feldspar.

In Phase 2, the following shall be undertaken:

•         Renewal of mining lease agreements for an additional 25 years (@Php1.0M or $22,000);

•         Acquisition of  a ball mill crusher for finer granulation (@Php2.0M or $44,000);

•         Rental of heavy equipment and use of commercial truckers shall continue until volumes justify purchase of equipment.

An additional Php 9M (USD $210,000) will be needed for the acquisition of a ball mill crusher (for finer granulation), additional working capital, and renewal of mining lease agreements.

The lease contract is the subject of renewal for another 25 years.  Alice Raval Ventura has filed for the renewal by way of an application for a Mineral Production Sharing Agreement (MPSA).  Approval of the MPSA is expected by the end of the year. The leases are in the process of being renewed. They are currently under review by the MBG. We foresee no issues with renewal. All three Leases will be renewed as one lease.

Compliance with Government Regulation

To maintain a safe and healthy work environment, strict compliance with all rule and regulations embodied under the Mines Administrative Order known as “Mine Safety Rules and Regulations” shall be followed.  A qualified Safety Engineer shall be designated and safety and health programs shall be undertaken for the entire duration of the project.

There is pending legislation which will rationalize the revenue sharing schemes and mechanisms and is expected to include an increase in government share from the current 2% excise tax to about 5% to 7% of gross revenues.  Our mining claims are covered by the provisions of the Mining Act of 1995.

In addition, local governments are both beneficiaries and active participants in mineral resources management in accordance with the Philippine’s Constitution and local autonomy and empowerment.  They get a share of 40% from the gross collection of the national government from mining taxes, royalties and other fees.  In the case of occupation fees, the province gets 30% and host Municipalities get 70%.

Also, in accordance with the People’s Small Scale Mining Law, local governments are responsible for the issuance of permits for small scale mining and quarrying operations through the Provincial/City Mining Regulatory Board.  In the issuance of Environmental Compliance Certificate, local governments actively participate in the process by which the communities reach an informed decision on the social acceptability of a project.  They also participate in the monitoring of mining activities as member of the Multi-partite Monitoring Team and the Mine Rehabilitation Fund Committee. They can also act as mediator between the indigenous cultural communities and the mining contractor if the need arises.

Local government are also recipients of social infrastructures and community development projects for the utilization and benefit of the host and neighboring communities. In the implementation of the Mining Act and its implementing rules and regulations, local governments coordinate and extend assistance the Department of Environment and Natural Resources and the Mines and Geosciences Bureau.

Competition

We are a junior mineral resource exploration company.  We compete with other mineral resource exploration companies for financing and for the acquisition of new mineral properties.  Many of the mineral resource exploration companies with whom we compete have greater financial and technical resources than those available to us.  Accordingly, these competitors may be able to spend greater amounts on acquisitions of mineral properties of merit, on exploration of their mineral properties and on development of their mineral properties.  In addition, they may be able to afford more geological expertise in the targeting and exploration of mineral properties.  This competition could result in competitors having mineral properties of greater quality and interest to prospective investors who may finance additional exploration and development.  This competition could adversely impact on our ability to achieve the financing necessary for us to conduct further exploration of our mineral properties.

We will also compete with other junior mineral exploration companies for financing from a limited number of investors that are prepared to make investments in junior mineral exploration companies.  The presence of competing junior mineral exploration companies may impact on our ability to raise additional capital in order to fund our exploration programs if investors are of the view that investments in competitors are more attractive based on the merit of the mineral properties under investigation and the price of the investment offered to investors.

We will also compete with other junior and senior mineral companies for available resources, including, but not limited to, professional geologists, camp staff, helicopter or float planes, mineral exploration supplies and drill rigs.

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Employees

As of the date of this prospectus we have no significant employees other than our sole officer and directors described above under "Directors, Executive Officers, Promoters and Control Persons.”  We intend to retain independent geologists and consultants on a contract basis to conduct the work programs on the mineral property in order to carry our plan of operations.

Research and Development Expenditures

We have not incurred any research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patent or trademark.

Offices

Our executive offices are located at Suite 514 VGP Center 6772 Ayala Ave. Makati City, Manila, Philippines.  Mr. Formoso, our President, Chief Executive Officer, Principal Executive Officer and a director, currently provides this space to us free of charge.  This space may not be available to us free of charge in the future.  This office space is part of a residence.

We also have an unpatented Raval claim located in the municipality of Pasuquin, in the province of Ilocos Norte.

Legal Proceedings

There are no pending or threatened lawsuits against us.

Market for Common Equity and Related Stockholder Matters

Market Information

There is no established public trading market for our securities and a regular trading market may not develop, or if developed, may not be sustained.  A shareholder in all likelihood, therefore, will not be able to resell his or her securities should he or she desire to do so when eligible for public resales.

Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops.  We would like to register our shares for resale by our selling stockholders and then obtain a trading symbol to trade our shares over the OTC Bulletin Board.  However, there is no assurance that we will be successful in getting our common stock quoted on the OTC Bulletin Board.

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Penny Stock Considerations

Our shares will be "penny stocks" as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00.  Our shares thus will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt.  Generally, an individual with a net worth in excess of $1,000,000, excluding the value of their primary residence, or annual income exceeding $200,000 individually or $300,000 together with his or her spouse, is considered an accredited investor.  In addition, under the penny stock regulations the broker-dealer is required to:

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Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

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Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;

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Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value and information regarding the limited market in penny stocks; and

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Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market.  These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded.  In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities.  Our shares in all probability will be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

OTC Bulletin Board Qualification for Quotation

To have our shares of common stock on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock.  We have engaged in preliminary discussions with an NASD Market Maker to file our application on Form 211 with FINRA, but as of the date of this Prospectus, no filing has been made.  There are  31,500,000 shares of our common stock held by non-affiliates and 36,500,000 shares of our common stock held by two affiliates, Mr. Formoso and Mr. Rivera; Rule 144 of the Securities Act of 1933 defines as restricted securities.   31,500,000 shares being held by non-affiliates are being registered under this registration statement and will be available for sale when the registration statement is declared effective.  The 36,500,000 affiliate shares held by Mr. Formoso and Mr. Rivera’s shares not being registered in this registration statement will be subject to the resale restrictions of Rule 144.  In general, affiliates holding restricted securities, must hold their shares for a period of at least six months assuming we are current in our SEC reports or one year if we are not, may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price.  These restrictions do not apply to re-sales under Rule 144 for non-affiliates holding unregistered shares for at least one year.  The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.  Since we currently are a shell company, Rule 144 will be unavailable to our promoters (Mr. Formoso and Mr. Rivera) pursuant to Rule 144(i) of the Securities Act.

Once this registration statement is effective, the shares of our common stock being offered by our selling shareholders will be freely tradable without restrictions under the Securities Act of 1933.

In addition to the shares available for resale under this registration statement, as a result of the provisions of Rule 144, all of the restricted securities could be available for sale in a public market, if developed, beginning 90 days after the date of this Prospectus, assuming the volume and method of sale limitations in Rule 144 can be satisfied to the extent required.  The volume limitations limit affiliate sales to no more than 1% of our total issued and outstanding securities every 90 days.  The manner of sale limitations requires sales through a broker on the market in an unsolicited transaction.  The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Holders

As of the date of this registration statement, we had approximately  41 shareholders of record of our common stock.

Dividends

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future.  We plan to retain any future earnings for use in our business.  Any decisions as to future payments of dividends will depend on our earnings and financial position and such other facts, as the Board of Directors deems relevant.

Stock Option Grants

As of the date of this prospectus, we had not granted any stock options.

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Plan of Operation

We have not yet commenced operations beyond working on developing a business plan.  Once we do commence operations, our plan of operations for the next twelve months is to complete the following objectives within the time periods specified, subject to our obtaining the funding necessary for the continued exploration of our Raval claim:

1.

Register our shares for resale by our selling stockholders and then obtain a trading symbol to trade our shares over the OTC Bulletin Board.  However, there is no assurance that we will be successful in getting our common stock quoted on the OTC Bulletin Board.

2.

We plan to conduct phase one of our recommended exploration program on our Raval claim.

3.

If warranted by the results of phase one, we intend to proceed with a further phase of a recommended exploration program.

4.

We anticipate spending approximately $7,539 in ongoing general and administrative expenses per month for the next twelve months, for a total anticipated expenditure of  $28,109 over the next twelve months.  The general and administrative expenses for the year will consist primarily of professional fees for the audit and legal work relating to our regulatory filings throughout the year, as well as transfer agent fees, annual Raval claim fees and general office expenses.

As at November 30, 2012, we had cash reserves of   $20,776 and working capital deficit of $11,249 .  We anticipate that our cash and working capital will not be sufficient to enable us to complete phase one of our exploration program and to pay for the costs of this offering and our general and administrative expenses for the next 12 months.  Also, our ability to complete phase two of the recommended work program will be subject to us obtaining additional financing as these expenditures will exceed our cash reserves.  Our President and Director has agreed to advance us necessary funding to maintain minimal operations and fund the cost of our becoming a public company including paying for the offering expenses.  Any funding that we receive will firstly go to pay for the costs of our offering, secondly to pay for maintaining our operations and thirdly to go towards the costs of our exploration program.  During the 12 month period following the date of this registration statement, we anticipate that we will not generate any revenue.  Accordingly, we will be required to obtain additional financing in order to continue our plan of operations.  We believe that debt financing will not be an alternative for funding additional phases of exploration as we do not have tangible assets to secure any debt financing.  We anticipate that additional funding will be in the form of equity financing from the sale of our common stock.  However, we do not have any financing arranged and we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund phase two of our exploration program.  In the absence of such financing, we will not be able to continue exploration of our Raval claim and our business plan will fail.  Even if we are successful in obtaining equity financing to fund phase two our exploration program, there is no assurance that we will obtain the funding necessary to pursue any advanced exploration of our Raval claim following the completion of phase two.  If we do not continue to obtain additional financing, we will be forced to abandon our Raval claim and our plan of operations will fail.

We may consider entering into a joint venture arrangement to provide the required funding to develop the Raval claim.  We have not undertaken any efforts to locate a joint venture participant for the Raval claim.  Even if we determined to pursue a joint venture participant, there is no assurance that any third party would enter into a joint venture agreement with us in order to fund exploration of our Raval claim.  If we entered into a joint venture arrangement, we would likely have to assign a percentage of our interest in our Raval claim to the joint venture participant.

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Results of Operations for the Fiscal Year Ended August 31, 2012  compared to the Fiscal Year Ended August 31, 2011 and the Period from February 18, 2010 (Inception) to August 31, 2012

We did not earn any revenues c for the period from February 18, 2010 (Inception) to August 31, 2012.  We incurred operating expenses in the amount of $28,109 during the fiscal year ended August 31, 2012, compared to operating expenses of $18,939 for the fiscal year ended August 31, 2011.  These operating expenses were comprised of office and general fees of $7,539 (2011 - $210), professional fees of $20,570 (2011 - $15,394) and loss on impairment of $nil (2011 - $3,335).  From the period from February 18, 2010 (Inception) to August 31, 2012, we incurred total operating expenses of $76,448.  These operating expenses were comprised of office and general fees of $7,749, professional fees of $65,364 and an impairment of an investment of $3,335.  The professional fees consist of the expenses associated with this offering such as legal, accounting and auditing fees.

Revenues

We have had no operating revenues since our inception on February 18, 2010 to August31, 2012.  We anticipate that we will not generate any revenues for so long as we are an exploration stage company.

Expenses

We incurred operating expenses in the amount of $28,109 during the fiscal year ended August 31, 2012, compared to operating expenses of $18,939 for the fiscal year ended August 31, 2011.  These operating expenses were comprised of office and general fees of $7,539 (2011 - $210), professional fees of $20,570 (2011 - $15,394) and loss on impairment of $nil (2011 - $3,335).  From the period from February 18, 2010 (Inception) to August 31, 2012, we incurred total operating expenses of $76,448. These expenses were comprised of office and general expenses of $7,749, professional fees of $65,364 and an impairment of an investment of $3,335.  The office and general expenses consists of utilities, insurance and office supplies.

Liquidity and Capital Resources

As at August 31, 2012, we had cash reserves of $2,791 and working capital deficit of $26,448.  As at August 31, 2011, we had cash reserves of $29,990 and working capital surplus of $1,661.

Cash Used in Operating Activities

Net cash used in operating activities was $27,499 during the fiscal year ended August 31, 2012, compared to $20,210 for the fiscal year ended August 31, 2011.  From the period from February 18, 2010 (Inception) to August31, 2012 we used net cash of $57,709 in operating activities.  We anticipate that cash used in operating activities will increase in 2013 as discussed under "Plan of Operations.”

Cash from Financing Activities

We have funded our business to date primarily from sales loans from related parties, as well as sales of our common stock.  During the fiscal year ended August 31, 2012, we raised a total of $300 in financing activities.  This was a loan from our director.  During the fiscal year ended August 31, 2011, we raised a total of $50,200 in financing activities.  This included $10,000 from the sale of our common stock, a $200 loan from our director and $40,000 in share subscriptions receivable.  From our inception, on February 18, 2010, to August31, 2012, we have raised a total of $60,500 from financing activites, including $50,000 from the sale of our common stock and $10,500 in loans from our director.

There are no assurances that we will be able to achieve further sales of our common stock or any other form of additional financing.  If we are unable to achieve the financing necessary to continue our plan of operations, then we will not be able to continue our exploration of the Raval claim and our venture will fail.

Results of Operations for the Three Months ended November 30, 2012 Compared to the Three Months ended November 30, 2011.

Revenues

We did not earn any revenues during the three months ended November 30, 2012 or 2011.

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Expenses

We have incurred total operating expenses of $2,801 during the three months ended November 30, 2012.  These expenses were comprised of office and general expenses of $1,301 and professional fees of $1,500.  We incurred total operating expenses of $10,270 during the three months ended November 30, 2011.  These expenses were comprised solely of professional fees.  The office and general expenses consists of utilities, insurance and office supplies.

Liquidity and Capital Resources

As at November 30, 2012, we had cash reserves of $20,776 and working capital deficit of $11,249

Cash Used in Operating Activities

Cash used in operating activities was $15 for the three months ended November 30, 2012, and $15,750 during the three months ended November 30, 2011 .

Cash from Financing Activities

Cash received from financing activities was $18,000 for the three months ended November 30, 2012.  This amount was from the proceeds of the sale of our common stock.  During the three months ended November 30, 2011, we received $nil from financing activities.

Going Concern

We have not attained profitable operations and are dependent upon obtaining financing to pursue any extensive exploration activities.  For these reasons our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern.

Future Financings

We anticipate continuing to rely on equity sales of our common shares in order to continue to fund our business operations.  Issuances of additional shares will result in dilution to our existing shareholders.  There is no assurance that we will achieve any additional sales of our equity securities or arrange for other financing to fund our planned exploration activities.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

We have not attained profitable operations and are dependent upon obtaining financing to pursue marketing and distribution activities.  For these reasons, there is substantial doubt that we will be able to continue as a going concern.

Changes In and Disagreements with Accountants

We have had no changes in or disagreements with our accountants.

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Available Information

We have filed with the Securities and Exchange Commission a registration statement on Form S-1.  For further information about us and the shares of common stock to be sold in the offering, please refer to the registration statement and the exhibits and schedules thereto.  The registration statement and exhibits may be inspected, without charge, and copies may be obtained at prescribed rates, at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The registration statement and other information filed with the SEC are also available at the web site maintained by the SEC at http://www.sec.gov.

Directors, Executive Officers, Promoters and Control Persons

The Board of Directors elects our executive officers annually.  A majority vote of the directors who are in office is required to fill vacancies.  Each director shall be elected for the term of one year and until their successor is elected and qualified or until their earlier resignation or removal.  Our directors and executive officers are as follows:

Name	Age	Position
Mr. Gregorio Formoso	51	CEO, President, Secretary, Treasurer, CFO & Director
Mr. Guil Rivera	61	Director

Gregorio Formoso, President, CEO, Secretary, Treasurer, CFO, Director

Mr. Formoso has been our sole officer and a director since our inception on February 18, 2010.  He is responsible for directing the focus of our operations  as well as handling our day to day operations including sourcing new customers as well as locating suppliers and consultants that we need to contract.   From 2010 until present, Mr. Formoso has been the Vice-President for Operations at PharmaCanada, Inc., a provider of early cancer detection technology in the Philippines. As VP for Operations, he was instrumental in setting up the first quantitative cytology laboratory in the Philippines, which uses a new proprietary technology from Canada.  This included sourcing all the essential equipment, materials and supplies to operate the laboratory and establishing an effective and efficient process for the distribution and retrieval of specimen collection kits between the central laboratory and partner hospitals, clinics and diagnostic centers.  From 2006 to 2010, he was President and COO of Asialink Business Process Outsourcing, Inc., a provider of outsourced payroll services to companies in the Philippines.  He is also a Director and Vice President at Sherpa Global Supply Chain Solutions Center, Inc., a consultancy and learning center, specializing in Logistics and Supply Chain Management, that he helped set up in 2009.

Prior to these, Greg developed a career in logistics and supply chain management, occupying various management positions over a span of 23 years in the different units of San Miguel Corporation, the largest food, beverage and packaging materials conglomerate in the Philippines.

Gregorio Formoso was employed at San Miguel Corporation (“SMC”) for over 23 years, 10 years of which holding various managerial positions in the beverage business.  In 1999, he was involved in the acquisition and integration of Sugarland Beverage Corporation into SMC’s non-liquor business.  He was also involved in new package development where he became familiar with SMC’s glass business, where he still maintains a number of contacts.  After leaving SMC in 2007, he was involved in the start-up of a Business Process Outsourcing company, offering outsourced payroll.  In 2011, he was instrumental in the start-up of a company offering innovative early cancer detection  technology (the first in the Philippines and in Asia).

In 2010, Mr. Formoso was influential convincing Alice Raval-Ventura to look for joint venture partners for the further development and operation of the Raval mining claims. He was responsible for initiating and developing the transaction proposal.

All of Mr. Formoso’s extensive experience outlined above lead to our decision should serve as our director.

Mr. Formoso will remain as our officer he resigns or is replaced.  He will serve as a director for a one year term or until his successor is elected and qualified or until his earlier resignation or removal.

Guil Rivera, Director

Mr. Rivera has been a director since our inception on February 18, 2010.  His role with us includes overseeing the activities of our officers as well as protecting our shareholders interest in our company.  From July 2004 until Present, Mr. Rivera has been Chief Executive Officer and Director of Pharmacanada Inc., a private company registered in the Philippines.  From May 2011 until present Mr. Rivera has been the President and Director of Global Filipino Solutions Inc., a private company registered in the Philippines.  From July 2011 to present, Mr.Rivera has been Director and Chariman of Paladino Management and Development Corp., a private company registered in the Philippines.

A holder of Bachelor of Science degree in Commerce major in Management, he has extensive knowledge in the fields of investment, securities operations and e-commerce particularly in payment processing.

All of Mr. Rivera’s extensive experience outlined above lead to our decision should serve as our director.

Mr. Rivera will serve as our director for a one year term or until his successor is elected and qualified or until his earlier resignation or removal. Mr. Rivera has not held any other directorships in a company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

Family Relationships

There are no family relationships among our officers or directors.

Legal Proceedings

No officer, directors or persons nominated for such positions, promoter or significant employee has been involved in the last ten years in any of the following:

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Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

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Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

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Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

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Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

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Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our Principal Executive Officer, our most highly compensated executive officers other than our PEO who occupied such position at the end of our latest fiscal year and up to two additional executive officers who would have been included in the table below except for the fact that they were not executive officers at the end of our latest fiscal year, by us, or by any third party where the purpose of a transaction was to furnish compensation, for all services rendered in all capacities to us for the latest fiscal year ended  August 31, 2012.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary FY 2010($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compens- ation ($)	Total ($)
Gregorio Formoso President, CEO, Secretary, Treasurer and a director	2010	None	None	None	None	None	None	None	None
	2011	None	None	None	None	None	None	None	None
Guil Rivera Director	2010	None	None	None	None	None	None	None	None
	2011	None	None	None	None	None	None	None	None

Stock Option Grants

We have not granted any stock options to the executive officers since our inception.

Consulting Agreements

We do not have any employment or consulting agreement.

Security Ownership of Certain Beneficial Owners and Management

The following tables set forth the ownership, as of the date of this Prospectus, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted.  There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose.  Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security.  A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right.  More than one person may be deemed to be a beneficial owner of the same securities.  The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days.  Consequently, the denominator used for calculating such percentage may be different for each beneficial owner.  Except as otherwise indicated below, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown.  The mailing address for all persons is at Suite 514 VGP Center 6772 Ayala Ave. Makati City, Manila, Philippines.

Shareholders	# of Shares	Percentage
Gregorio Formoso	6,500,000	9.6%
Guil Rivera	30,000,000	44.1%
All directors and executive officers as a group	36,500,000	53.7%

This table is based upon information derived from our stock records.  The shareholder named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned.  Applicable percentages are based upon  68,000,000 shares of common stock outstanding as of   April 8, 2013.

 Certain Relationships and Related Transactions

We have received the following loans from our director Mr. Guil Rivera:  a loan of $10,000 on February 11, 2010, a loan of $200 on July 28, 2011 and a loan for $300 on March 1, 2012.  These amount are unsecured, non-interest bearing and are due on demand.

Our executive offices are located at Suite 514 VGP Center 6772 Ayala Ave. Makati City, Manila, Philippines.

The Corporation may indemnify and advance litigation expenses to its directors, officers, employees and agents to the extent permitted by law, the Articles or these Bylaws, and shall indemnify and advance litigation expenses to its directors, officers, employees and agents to the extent required by law, the Articles or these Bylaws.  The Corporation’s obligations of indemnification, if any, shall be conditioned on the Corporation receiving prompt notice of the claim and the opportunity to settle and defend the claim.  The Corporation may, to the extent permitted by law, purchase and maintain insurance on behalf of an individual who is or was a directors, officer, employee or agent of the Corporation.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Our sole officer and directors are indemnified as provided by the Nevada Revised Statutes and our Bylaws.  We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officer, or controlling person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction.  We will then be governed by the court's decision.

27

AIM EXPLORATION INC.
(An Exploration Stage Company)
FINANCIAL STATEMENTS
August 31, 2011

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BALANCE SHEETS

STATEMENTS OF OPERATIONS

STATEMENT OF STOCKHOLDERS' EQUITY

STATEMENTS OF CASH FLOWS

NOTES TO FINANCIAL STATEMENTS

28

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Aim Exploration Inc. (An Exploration Stage Company)

We have audited the accompanying balance sheets of Aim Exploration Inc. (An Exploration Stage Company) as of August 31, 2012 and 2011, and the related statements of operations, changes in stockholders’ equity (deficit), and cash flows for the years ended August 31, 2012 and 2011 and for the periods from February 18, 2010 (inception) through August 31, 2012. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Aim Exploration Inc. (An Exploration Stage Company) as of August 31, 2012 and 2011, and the results of its operations and cash flows for the periods described above in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company suffered a net loss from operations and has a net capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 7 to the financial statement, the 2011 financial statements have been restated to correct errors in the financial statements resulting from the impairment of the Company’s mineral rights acquisition.

/s/ M&K CPAS, PLLC

www.mkacpas.com

Houston, Texas

February 12, 2013

F-1

AIM EXPLORATION INC.

(An Exploration Stage Company)

BALANCE SHEETS

ASSETS

	Aug 31, 2012	Aug 31, 2011 (restated)
CURRENT ASSETS
Cash	$ 2,791	$ 29,990
Total Current Assets	2,791	29,990

TOTAL ASSETS	$ 2,791	$ 29,990

LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$ 18,739	$ 18,129
Loans from Related Party	10,500	10,200
Total Current Liabilities	29,239	28,329

TOTAL LIABILITIES	29,239	28,329

STOCKHOLDERS' EQUITY (DEFICIT)
Capital Stock Authorized 250,000,000 shares of common stock, $.001 par value Issued and outstanding 50,000,000 shares	50,000	50,000
Deficit accumulated during the exploration stage	(76,448)	(48,339)

TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	(26,448)	1,661
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$ 2,791	$ 29,990

The accompanying notes are an integral part of these financial statements

F-2

AIM EXPLORATION INC.

(An Exploration Stage Company)

STATEMENTS OF OPERATIONS

	12 months ended Aug 31, 2012	12 months ended Aug 31, 2011 (restated)	Cumulative results from inception (Feb 18, 2010) to Aug 31, 2012

REVENUE
Total Revenue	$ 0	$ 0	$ 0

Gross Profit	0	0	0

EXPENSES
Office & General	7,539	210	7,749
Loss on Impairment	0	3,335	3,335
Professional Fees	20,570	15,394	65,364

Total Expenses	28,109	18,939	76,448

Net Income (Loss)	(28,109)	(18,939)	(76,448)

Other Income

Total Other Income	0	0	0

Net Income (Loss)	$ (28,109)	$ (18,939)	$ (76,448)

BASIC AND DILUTED LOSS PER COMMON SHARE	$ 0	$ 0

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	50,000,000	50,000,000

The accompanying notes are an integral part of these financial statements

F-3

AIM EXPLORATION Inc.
(An Exploration Stage Company)
STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
From inception (February 18, 2010) to August 31, 2012

				Deficit
	Common Stock			accumulated
			Share	during the
	Number of		Subscriptions	exploration
	shares	Amount	Receivable	stage	Total
Balance at inception - February 18, 2010		-	-	-	-
Founders shares
issued for cash	10,000,000	$10,000	$(10,000)	$-	$-

Net Loss to August 31, 2010				(29,400)	(29,400)

Balance, August 31, 2010	10,000,000	$10,000	$(10,000)	$(29,400)	$(29,400)
Subscription Received			10,000		10,000
Common stock issued for cash	40,000,000	40,000	-	-	40,000
Net Loss for the year ended August 31, 2011	-	-	-	(18,939)	(15,604)

Balance, August 31, 2011 (restated)	50,000,000	$50,000	$-	$(48,339)	$1,661

Net Loss for the year ended August 31, 2012	-	-	-	(28,109)	(28,109)

Balance, August 31, 2012	50,000,000	$50,000	$-	$(76,448)	$26,448

The accompanying notes are an integral part of these financial statements

F-4

AIM EXPLORATION INC.

(An Exploration Stage Company)

STATEMENTS OF CASH FLOWS

	12 months ended Aug 31, 2012	12 months ended Aug 31, 2011 (restated)	Feb 18, 2010 (date of inception) to Aug 31, 2012

OPERATING ACTIVITIES
Net Income (Loss)	$ (28,109)	$ (18,939)	$ (76,448)
Net Income (Loss)	(28,109)	(18,939)	(76,448)
Adjustments to reconcile Net Income (Loss) to net Cash used in operating activities:
Loss on impairment of asset	3,335	0	3,335
Increase (Decrease) in Accounts Payable	610	(1,271)	18,739

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	(24,164)	(20,210)	(54,374)

INVESTING ACTIVITIES
Investment in mine	(3,335)	0	(3,335)

NET CASH PROVIDED BY INVESTING ACTIVITIES	(3,335)	0	(3,335)

FINANCING ACTIVITIES
Proceeds from sale of common stock	0	40,000	50,000
Loans from Related Party	300	200	10,500
Subscription Receivable	0	10,000	0
NET CASH PROVIDED BY FINANCING ACTIVITIES	300	50,200	60,500

NET INCREASE (DECREASE) IN CASH	(27,199)	29,990	2,791

CASH, BEGINNING OF PERIOD	29,990	0	0

CASH, END OF PERIOD	$ 2,791	$ 29,990	$ 2,791

The accompanying notes are an integral part of these financial statements

F-5

AIM EXPLORATION INC.

(An Exploration Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Aim Exploration, Inc. (“Company”) is in the initial exploration stage and has incurred losses since inception totaling $76,448.  The Company was incorporated on February 18, 2010 in the State of Nevada and established a fiscal year end at August 31.  The Company is an exploration stage company as defined in FASB ASC 915 organized to engage in mineral exploration.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements present the balance sheets, statements of operations, stockholders' equity (deficit) and cash flows of the Company.  These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.  There were no cash equivalents at August 31, 2012 or 2011.

Advertising

Advertising costs are expensed as incurred.  As of August 31, 2012, no advertising costs have been incurred.

Property

The Company does not own or rent any property.  The office space is provided by the president no charge.

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Income Taxes

The Company follows the liability method of accounting for income taxes.  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances.  Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

F-6

Exploration-Stage Company

The Company is considered an exploration-stage company, having limited operating revenues during the period presented, as defined by the FASB standard.  This standard requires companies to report their operations, shareholders’ deficit and cash flows since inception through the date that revenues are generated from management’s intended operations, among other things.  Management has provided financial data since February 18, 2010, “Inception,” in the financial statements.  Since inception, the Company has incurred a net loss of $76,448.  The Company’s working capital has been generated through the sale of common stock and shareholder loans.

Fair Value of Financial Instruments

The Company has adopted Accounting Standards Codification subtopic 820-10, Fair Value Measurements and Disclosures ("ASC 820-10").  ASC 820-10 defines fair value, establishes a framework for measuring fair value and enhances fair value measurement disclosure.  ASC 820-10 delays, until the first quarter of fiscal year 2009, the effective date for ASC 820-10 for all non-financial assets and non-financial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually).  The adoption of ASC 820-10 did not have a material impact on the Company's financial position or operations, but does require that the Company disclose assets and liabilities that are recognized and measured at fair value on a non-recurring basis, presented in a three-tier fair value hierarchy, as follows:

- Level 1.  Observable inputs such as quoted prices in active markets;

- Level 2.  Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

- Level 3.  Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The following presents the gross value of assets that were measured and recognized at fair value:

- Level 1: none

- Level 2: none

- Level 3: none

The Company adopted Accounting Standards Codification subtopic 825-10, Financial Instruments ("ASC 825-10"), which permits entities to choose to measure many financial instruments and certain other items at fair value.  The adoption of this standard did not have an impact on the Company's financial position, results of operations or cash flows.  The carrying value of cash and cash equivalents, accounts payable and accrued expenses, as reflected in the balance sheets, approximate fair value because of the short-term maturity of these instruments.

Net Loss per Share

Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period.  Dilutive loss per share reflects the potential dilution of securities that could share in the losses of the Company.  Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

Impairment of Long-Lived Assets

In accordance with ASC 360, Property Plant and Equipment, the Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable.  Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life. Recoverability is assessed based on the carrying amount of the asset and its fair value which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances.  An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value.

F-7

Stock-based Compensation

The Company adopted FASB guidance on stock based compensation upon inception at February 18, 2010.  Under FASB ASC 718-10-30-2, all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values.  Pro forma disclosure is no longer an alternative.  The Company has not had any stock and stock options issued for services and compensation for the period from inception (February 18, 2010) through August 31, 2012.

Recent Accounting Pronouncements

In October 2012, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2012-04, “Technical Corrections and Improvements” in Accounting Standards Update No. 2012-04. The amendments in this update cover a wide range of Topics in the Accounting Standards Codification. These amendments include technical corrections and improvements to the Accounting Standards Codification and conforming amendments related to fair value measurements. The amendments in this update will be effective for fiscal periods beginning after December 15, 2012. The adoption of ASU 2012-04 is not expected to have a material impact on our financial position or results of operations.

In August 2012, the FASB issued ASU 2012-03, “Technical Amendments and Corrections to SEC Sections: Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin (SAB) No. 114, Technical Amendments Pursuant to SEC Release No. 33-9250, and Corrections Related to FASB Accounting Standards Update 2010-22 (SEC Update)” in Accounting Standards Update No. 2012-03. This update amends various SEC paragraphs pursuant to the issuance of SAB No. 114. The adoption of ASU 2012-03 is not expected to have a material impact on our financial position or results of operations.

In July 2012, the FASB issued ASU 2012-02, “Intangibles - Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment” in Accounting Standards Update No. 2012-02. This update amends ASU 2011-08, Intangibles - Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment and permits an entity first to assess qualitative factors to determine whether it is more likely than not that an indefinite-lived intangible asset is impaired as a basis for determining whether it is necessary to perform the quantitative impairment test in accordance with Subtopic 350-30, Intangibles - Goodwill and Other - General Intangibles Other than Goodwill. The amendments are effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012. Early adoption is permitted, including for annual and interim impairment tests performed as of a date before July 27, 2012, if a public entity’s financial statements for the most recent annual or interim period have not yet been issued or, for nonpublic entities, have not yet been made available for issuance. The adoption of ASU 2012-02 is not expected to have a material impact on our financial position or results of operations.

In December 2011, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2011-12, “Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05. This update defers the requirement to present items that are reclassified from accumulated other comprehensive income to net income in both the statement of income where net income is presented and the statement where other comprehensive income is presented. The adoption of ASU 2011-12 is not expected to have a material impact on our financial position or results of operations.

In December 2011, the FASB issued ASU No. 2011-11 “Balance Sheet: Disclosures about Offsetting Assets and Liabilities” (“ASU 2011-11”). This Update requires an entity to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position. The objective of this disclosure is to facilitate comparison between those entities that prepare their financial statements on the basis of U.S. GAAP and those entities that prepare their financial statements on the basis of IFRS. The amended guidance is effective for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods. The Company is currently evaluating the impact, if any, that the adoption of this pronouncement may have on its results of operations or financial position.

In September 2011, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2011-08, Intangibles – Goodwill and Other (Topic 350): Testing Goodwill for Impairment.  The guidance in ASU 2011-08 is intended to reduce complexity and costs by allowing an entity the option to make a qualitative evaluation about the likelihood of goodwill impairment to determine whether it should calculate the fair value of a reporting unit.  The amendments also improve previous guidance by expanding upon the examples of events and circumstances that an entity should consider between annual impairment tests in determining whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount.  Also, the amendments improve the examples of events and circumstances that an entity having a reporting unit with a zero or negative carrying amount should consider in determining whether to measure an impairment loss, if any, under the second step of the goodwill impairment test.  The amendments in this ASU are effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011.  Early adoption is permitted, including for annual and interim goodwill impairment tests performed as of a date before September 15, 2011, if an entity’s financial statements for the most recent annual or interim period have not yet been issued.  The adoption of this guidance is not expected to have a material impact on the Company’s financial position or results of operations.

F-8

In June 2011, the FASB issued ASU 2011-05, “Comprehensive Income (Topic 220): Presentation of Comprehensive Income”, which is effective for annual reporting periods beginning after December 15, 2011.  ASU 2011-05 will become effective for the Company on December 1, 2012.  This guidance eliminates the option to present the components of other comprehensive income as part of the statement of changes in stockholders’ equity.  In addition, items of other comprehensive income that are reclassified to profit or loss are required to be presented separately on the face of the financial statements.  This guidance is intended to increase the prominence of other comprehensive income in financial statements by requiring that such amounts be presented either in a single continuous statement of income and comprehensive income or separately in consecutive statements of income and comprehensive income.  The adoption of ASU 2011-05 is not expected to have a material impact on our financial position or results of operations.

In May 2011, the FASB issued ASU 2011-04, “Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs”, which is effective for annual reporting periods beginning after December 15, 2011. This guidance amends certain accounting and disclosure requirements related to fair value measurements. Additional disclosure requirements in the update include: (1) for Level 3 fair value measurements, quantitative information about unobservable inputs used, a description of the valuation processes used by the entity, and a qualitative discussion about the sensitivity of the measurements to changes in the unobservable inputs; (2) for an entity’s use of a nonfinancial asset that is different from the asset’s highest and best use, the reason for the difference; (3) for financial instruments not measured at fair value but for which disclosure of fair value is required, the fair value hierarchy level in which the fair value measurements were determined; and (4) the disclosure of all transfers between Level 1 and Level 2 of the fair value hierarchy. ASU 2011-04 will become effective for the Company on December 1, 2012. We are currently evaluating ASU 2011-04 and have not yet determined the impact that adoption will have on our financial statements. In April 2011, the FASB issued ASU 2011-02, “Receivables (Topic 310): A Creditor’s Determination of Whether a Restructuring is a Troubled Debt Restructuring”. This amendment explains which modifications constitute troubled debt restructurings (“TDR”). Under the new guidance, the definition of a troubled debt restructuring remains essentially unchanged, and for a loan modification to be considered a TDR, certain basic criteria must still be met. For public companies, the new guidance is effective for interim and annual periods beginning on or after June 15, 2011, and applies retrospectively to restructuring occurring on or after the beginning of the fiscal year of adoption. ASU 2011-02 has become effective for the Company on September 1, 2012. The Company does not believe that the guidance will have a material impact on its financial statements.

NOTE 3 – GOING CONCERN

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern. This contemplates the realization of assets and the liquidation of liabilities in the normal course of business. Currently, the Company has a working capital deficit of $26,448, an accumulated deficit of $76,448 and net loss from operations since inception of $76,448. The Company does not have a source of revenue sufficient to cover its operation costs giving substantial doubt for it to continue as a going concern. The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan, or merge with an operating company. There can be no assurance that the Company will be successful in either situation in order to continue as a going concern.

The Company is funding its initial operations by way of issuing common shares.

The officers and directors have committed to advancing certain operating costs of the Company, including Legal, Audit, Transfer Agency and Edgarizing costs.

F-9

NOTE 4 – CAPITAL STOCK

The Company’s capitalization is 250,000,000 common shares with a par value of $0.001 per share. No preferred shares have been authorized or issued.

On February 18, 2010, a director of the Company purchased 10,000,000 shares of the common stock in the Company at $0.001 per share for $10,000. This amount was included in subscriptions receivable as of August 31, 2010.

As of August 31, 2011, the Company issued 40,000,000 shares for cash of $40,000 to 34 shareholders.

The payment of the $10,000 stock receivable was a payment made to the Company’s attorney.

As of August 31, 2012, the Company has not granted any stock options and has not recorded any stock-based compensation.

NOTE 5 – LOANS PAYABLE – RELATED PARTIES

As of August 31, 2012 and 2011, total advances from a director of the Company were $10,500 and $10,200 respectively. The amounts are unsecured, non-interest bearing and are due on demand.

F-10

NOTE 6 – INCOME TAXES

The Company has losses carried forward for income tax purposes for August 31, 2012. There are no current or deferred tax expenses for the period ended August 31, 2012 due to the Company’s loss position. The Company has fully reserved for any benefits of these losses. The deferred tax consequences of temporary differences in reporting items for financial statement and income tax purposes are recognized, as appropriate. Realization of the future tax benefits related to the deferred tax assets is dependent on many factors, including the Company’s ability to generate taxable income within the net operating loss carry forward period.

Management has considered these factors in reaching its conclusion as to the valuation allowance for financial reporting purposes.

                                                                                                                             August 31, 2012                      August 31, 2011

 Net operating loss carryforward                                                                              $ 76,448                                  $ 48,339

 Statatory tax raet                                                                                                             35%                                         35%

 Deferred tax asset                                                                                                       26,757                                      16,919

 Valuation allowance                                                                                                 (26,757)                                    (16,919)

 Net deferred tax asset                                                                                                $        0                                    $         0

The net federal operating loss carry forward will expire beginning 2030. This carry forward may be limited upon the consummation of a business combination under IRC Section 381. The Company has no uncertain tax position.

NOTE 7 - RESTATEMENT

On August 31, 2011 the Company invested $3,335 in a mine, which was impaired. This accrual on that date was erroneously omitted, but has been restated in these financials:
As Audited Adjustment Restated
Accounts Payable 14,794 3,335 18,129
Total Current Liabilities 24,994 3,335 28,329

Total Liabilities 24,994 3,335 28,329 Accumulated Deficit (45,004) (3,335) (48,339)
Loss on Impairment 0 3,335 3,335 Total Expenses 15,604 3,335 18,939

Net Income (loss) (15,604) (3,335) (18,939)

NOTE 8 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events from the balance sheet date through the date the financial statements were issued and has determined that there are no material events to disclose.

F-11

AIM EXPLORATION INC.
(An Exploration Stage Company)
CONDENSED FINANCIAL STATEMENTS
November 30, 2012
Unaudited

CONDENSED BALANCE SHEETS

CONDENSED STATEMENTS OF OPERATIONS

CONDENSED STATEMENTS OF CASH FLOWS

NOTES TO UNAUDITED CONDENSED INTERIM FINANCIAL STATEMENTS

F-12

AIM EXPLORATION INC.

(An Exploration Stage Company)

CONDENSED BALANCE SHEETS

Unaudited

ASSETS

	Nov 30, 2012	Aug 31, 2012 (Audited)
CURRENT ASSETS
Cash	$ 20,776	$ 2,791
Total Current Assets	20,776	2,791

TOTAL ASSETS	$ 20,776	$ 2,791

LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$ 21,525	$ 18,739
Loans from Related Party	10,500	10,500
Total Current Liabilities	32,025	29,239

TOTAL LIABILITIES	32,025	29,239

STOCKHOLDERS' EQUITY (DEFICIT)
Capital Stock Authorized 250,000,000 shares of common stock, $.001 par value 68,000,000 shares and 50,000,000 shares issued and outstanding as of November 30, 2012 and August 31, 2012 respectively	68,000	50,000
Deficit accumulated during the exploration stage	(79,249)	(76,448)

TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	(11,249)	(26,448)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$ 20,776	$ 2,791

The accompanying notes are an integral part of these financial statements

F-13

AIM EXPLORATION INC.

(An Exploration Stage Company)

CONDENSED STATEMENTS OF OPERATIONS

Unaudited

	3 months ended Nov 30, 2012	3 months ended Nov 30, 2011	Cumulative results from inception (Feb 18, 2010) to Nov 30, 2012

REVENUE
Total Revenue	$ 0	$ 0	$ 0

Gross Profit	0	0	0

EXPENSES
Office & General	1,301	7,500	9,050
Loss on Impairment	0	0	3,335
Professional Fees	1,500	2,770	66,864

Total Expenses	2,801	10,270	79,249

Net Income (Loss)	(2,801)	(10,270)	(79,249)

Other Income

Total Other Income	0	0	0

Net Income (Loss)	$ (2,801)	$ (10,270)	$ (79,249)

BASIC AND DILUTED LOSS PER COMMON SHARE	$ 0	$ 0	$ 0

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	53,000,000	50,000,000	50,000,000

The accompanying notes are an integral part of these financial statements

F-14

AIM EXPLORATION INC.

(An Exploration Stage Company)

CONDENSED STATEMENTS OF CASH FLOWS

Unaudited

	3 months ended Nov 30, 2012	3 months ended Nov 30, 2011	Feb 18, 2010 (date of inception) to Nov 30, 2012

OPERATING ACTIVITIES
Net Income (Loss)	$ (2,801)	$ (10,270)	$ (79,249)
Net Income (Loss)	(2,801)	(10,270)	(79,249)
Adjustments to reconcile Net Income (Loss) to net Cash used in operating activities:
Increase (Decrease) in Accounts Payable	2,786	(5,480)	21,525

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	(15)	(15,750)	(57,724)

FINANCING ACTIVITIES
Proceeds from sale of common stock	18,000	0	68,000
Loans from Related Party	0	0	10,500
Subscription Receivable	0	0	0
NET CASH PROVIDED BY FINANCING ACTIVITIES	18,000	0	78,500

NET INCREASE (DECREASE) IN CASH	17,985	(15,750)	20,776

CASH, BEGINNING OF PERIOD	2,791	29,990	0

CASH, END OF PERIOD	$ 20,776	$ 14,240	$ 20,776

The accompanying notes are an integral part of these financial statements

F-15

AIM EXPLORATION INC.

(An Exploration Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 –NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Aim Exploration, Inc. (“Company”) is in the initial exploration stage and has incurred losses since inception totaling $79,249. The Company was incorporated on February 18, 2010 in the State of Nevada and established a fiscal year end at August 31. The Company is an exploration stage company as defined in FASB ASC 915 organized to engage in mineral exploration.

NOTE 2 –SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements present the balance sheets, statements of operations, stockholders' equity (deficit) and cash flows of the Company. These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents. There were no cash equivalents at November 30, 2012 or 2011.

Advertising

Advertising costs are expensed as incurred. As of November 30, 2012, no advertising costs have been incurred.

Property

The Company does not own or rent any property. The office space is provided by the president at no charge.

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Income Taxes

The Company follows the liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

F-16

Exploration-Stage Company

The Company is considered an exploration-stage company, having limited operating revenues during the period presented, as defined by the FASB standard. This standard requires companies to report their operations, shareholders’ deficit and cash flows since inception through the date that revenues are generated from management’s intended operations, among other things. Management has provided financial data since February 18, 2010, “Inception,” in the financial statements. Since inception, the Company has incurred a net loss of $79,249. The Company’s working capital has been generated through the sale of common stock and shareholder loans.

Fair Value of Financial Instruments

The Company has adopted Accounting Standards Codification subtopic 820-10, Fair Value Measurements and Disclosures ("ASC 820-10"). ASC 820-10 defines fair value, establishes a framework for measuring fair value and enhances fair value measurement disclosure. ASC 820-10 delays, until the first quarter of fiscal year 2009, the effective date for ASC 820-10 for all non-financial assets and non-financial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). The adoption of ASC 820-10 did not have a material impact on the Company's financial position or operations, but does require that the Company disclose assets and liabilities that are recognized and measured at fair value on a non-recurring basis, presented in a three-tier fair value hierarchy, as follows:

- Level 1. Observable inputs such as quoted prices in active markets;

- Level 2. Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

- Level 3. Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The following presents the gross value of assets that were measured and recognized at fair value:

- Level 1: none

- Level 2: none

- Level 3: none

The Company adopted Accounting Standards Codification subtopic 825-10, Financial Instruments ("ASC 825-10"), which permits entities to choose to measure many financial instruments and certain other items at fair value. The adoption of this standard did not have an impact on the Company's financial position, results of operations or cash flows. The carrying value of cash and cash equivalents, accounts payable and accrued expenses, as reflected in the balance sheets, approximate fair value because of the short-term maturity of these instruments.

Net Loss per Share

Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive loss per share reflects the potential dilution of securities that could share in the losses of the Company. Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

Impairment of Long-Lived Assets

In accordance with ASC 360, Property Plant and Equipment, the Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life. Recoverability is assessed based on the carrying amount of the asset and its fair value which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value.

Stock-based Compensation

The Company adopted FASB guidance on stock based compensation upon inception at February 18, 2010. Under FASB ASC 718-10-30-2, all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The Company has not had any stock and stock options issued for services and compensation for the period from inception (February 18, 2010) through August 31, 2012.

F-17

Recent Accounting Pronouncements

In October 2012, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2012-04, “Technical Corrections and Improvements” in Accounting Standards Update No. 2012-04. The amendments in this update cover a wide range of Topics in the Accounting Standards Codification. These amendments include technical corrections and improvements to the Accounting Standards Codification and conforming amendments related to fair value measurements. The amendments in this update will be effective for fiscal periods beginning after December 15, 2012. The adoption of ASU 2012-04 is not expected to have a material impact on our financial position or results of operations.

In August 2012, the FASB issued ASU 2012-03, “Technical Amendments and Corrections to SEC Sections: Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin (SAB) No. 114, Technical Amendments Pursuant to SEC Release No. 33-9250, and Corrections Related to FASB Accounting Standards Update 2010-22 (SEC Update)” in Accounting Standards Update No. 2012-03. This update amends various SEC paragraphs pursuant to the issuance of SAB No. 114. The adoption of ASU 2012-03 is not expected to have a material impact on our financial position or results of operations.

In July 2012, the FASB issued ASU 2012-02, “Intangibles - Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment” in Accounting Standards Update No. 2012-02. This update amends ASU 2011-08, Intangibles - Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment and permits an entity first to assess qualitative factors to determine whether it is more likely than not that an indefinite-lived intangible asset is impaired as a basis for determining whether it is necessary to perform the quantitative impairment test in accordance with Subtopic 350-30, Intangibles - Goodwill and Other - General Intangibles Other than Goodwill. The amendments are effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012. Early adoption is permitted, including for annual and interim impairment tests performed as of a date before July 27, 2012, if a public entity’s financial statements for the most recent annual or interim period have not yet been issued or, for nonpublic entities, have not yet been made available for issuance. The adoption of ASU 2012-02 is not expected to have a material impact on our financial position or results of operations.

In December 2011, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2011-12, “Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05. This update defers the requirement to present items that are reclassified from accumulated other comprehensive income to net income in both the statement of income where net income is presented and the statement where other comprehensive income is presented. The adoption of ASU 2011-12 is not expected to have a material impact on our financial position or results of operations.

In December 2011, the FASB issued ASU No. 2011-11 “Balance Sheet: Disclosures about Offsetting Assets and Liabilities” (“ASU 2011-11”). This Update requires an entity to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position. The objective of this disclosure is to facilitate comparison between those entities that prepare their financial statements on the basis of U.S. GAAP and those entities that prepare their financial statements on the basis of IFRS. The amended guidance is effective for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods. The Company is currently evaluating the impact, if any, that the adoption of this pronouncement may have on its results of operations or financial position.

In September 2011, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2011-08, Intangibles – Goodwill and Other (Topic 350): Testing Goodwill for Impairment. The guidance in ASU 2011-08 is intended to reduce complexity and costs by allowing an entity the option to make a qualitative evaluation about the likelihood of goodwill impairment to determine whether it should calculate the fair value of a reporting unit. The amendments also improve previous guidance by expanding upon the examples of events and circumstances that an entity should consider between annual impairment tests in determining whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. Also, the amendments improve the examples of events and circumstances that an entity having a reporting unit with a zero or negative carrying amount should consider in determining whether to measure an impairment loss, if any, under the second step of the goodwill impairment test. The amendments in this ASU are effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011. Early adoption is permitted, including for annual and interim goodwill impairment tests performed as of a date before September 15, 2011, if an entity’s financial statements for the most recent annual or interim period have not yet been issued. The adoption of this guidance is not expected to have a material impact on the Company’s financial position or results of operations.

F-18

In June 2011, the FASB issued ASU 2011-05, “Comprehensive Income (Topic 220): Presentation of Comprehensive Income”, which is effective for annual reporting periods beginning after December 15, 2011. ASU 2011-05 will become effective for the Company on December 1, 2012. This guidance eliminates the option to present the components of other comprehensive income as part of the statement of changes in stockholders’ equity. In addition, items of other comprehensive income that are reclassified to profit or loss are required to be presented separately on the face of the financial statements. This guidance is intended to increase the prominence of other comprehensive income in financial statements by requiring that such amounts be presented either in a single continuous statement of income and comprehensive income or separately in consecutive statements of income and comprehensive income. The adoption of ASU 2011-05 is not expected to have a material impact on our financial position or results of operations.

In May 2011, the FASB issued ASU 2011-04, “Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs”, which is effective for annual reporting periods beginning after December 15, 2011. This guidance amends certain accounting and disclosure requirements related to fair value measurements. Additional disclosure requirements in the update include: (1) for Level 3 fair value measurements, quantitative information about unobservable inputs used, a description of the valuation processes used by the entity, and a qualitative discussion about the sensitivity of the measurements to changes in the unobservable inputs; (2) for an entity’s use of a nonfinancial asset that is different from the asset’s highest and best use, the reason for the difference; (3) for financial instruments not measured at fair value but for which disclosure of fair value is required, the fair value hierarchy level in which the fair value measurements were determined; and (4) the disclosure of all transfers between Level 1 and Level 2 of the fair value hierarchy. ASU 2011-04 will become effective for the Company on December 1, 2012. We are currently evaluating ASU 2011-04 and have not yet determined the impact that adoption will have on our financial statements. In April 2011, the FASB issued ASU 2011-02, “Receivables (Topic 310): A Creditor’s Determination of Whether a Restructuring is a Troubled Debt Restructuring”. This amendment explains which modifications constitute troubled debt restructurings (“TDR”). Under the new guidance, the definition of a troubled debt restructuring remains essentially unchanged, and for a loan modification to be considered a TDR, certain basic criteria must still be met. For public companies, the new guidance is effective for interim and annual periods beginning on or after June 15, 2011, and applies retrospectively to restructuring occurring on or after the beginning of the fiscal year of adoption. ASU 2011-02 has become effective for the Company on September 1, 2012. The Company does not believe that the guidance will have a material impact on its financial statements.

NOTE 3 – GOING CONCERN

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern. This contemplates the realization of assets and the liquidation of liabilities in the normal course of business. Currently, the Company has a working capital deficit of $11,249, an accumulated deficit of $79,249 and net loss from operations since inception of $79,249. The Company does not have a source of revenue sufficient to cover its operation costs giving substantial doubt for it to continue as a going concern. The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan, or merge with an operating company. There can be no assurance that the Company will be successful in either situation in order to continue as a going concern.

The Company is funding its initial operations by way of issuing common shares.

The officers and directors have committed to advancing certain operating costs of the Company, including Legal, Audit, Transfer Agency and Edgarizing costs.

F-19

NOTE 4 – CAPITAL STOCK

The Company’s capitalization is 250,000,000 common shares with a par value of $0.001 per share. No preferred shares have been authorized or issued.

On February 18, 2010, a director of the Company purchased 10,000,000 shares of the common stock in the Company at $0.001 per share for $10,000. This amount was included in subscriptions receivable as of August 31, 2010.

As of November 30, 2012, the Company has not granted any stock options and has not recorded any stock-based compensation.

During the quarter ended November 30, 2012, the Company issued 18,000,000 shares for cash of $18,000 to 6 shareholders.

As of November 30, 2012, the Company has issued a total of 68,000,000 shares for cash of $68,000 to 41 shareholders.

NOTE 5 – LOANS PAYABLE – RELATED PARTIES

As of November 30, 2012 and August 31, 2012, total advances from a director of the Company were $10,500 and $10,200 respectively. The amounts are unsecured, non-interest bearing and are due on demand.

NOTE 6 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events from the balance sheet date through the date the financial statements were issued and has determined that there are no material events to disclose.

F-20

AIM EXPLORATION INC.

31,500,000 SHARES

COMMON STOCK

PROSPECTUS

DEALER PROSPECTUS DELIVERY OBLIGATION

Until (180 days after the effective date), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

29

Part II

Information Not Required In the Prospectus

Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$15.47
Transfer Agent Fees	$0.00
Accounting fees and expenses	$5,000.00
Legal fees and expenses	$35,000.00
Edgar filing fees	$2,000.00
Miscellaneous (printing, etc.)	$984.53
Total	$43,000.00

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above.  No portion of these expenses will be borne by the selling shareholders.  The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

30

Indemnification of Directors and Officers

Our sole officer and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, directors’ immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation.  Excepted from that immunity are:

(1)	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the directors has a material conflict of interest;
(2)	a violation of criminal law (unless the directors had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);
(3)	a transaction from which the directors derived an improper personal profit; and
(4)	willful misconduct.

Our bylaws provide that we will indemnify and advance litigation expenses to our directors, officers, employees and agents to the extent permitted by law, the Articles or our Bylaws, and shall indemnify and advance litigation expenses to our directors, officers, employees and agents to the extent required by law, the Articles or our Bylaws.  Our obligation of indemnification, if any, shall be conditioned on our receiving prompt notice of the claim and the opportunity to settle and defend the claim.  We may, to the extent permitted by law, purchase and maintain insurance on behalf of an individual who is or was a directors, officer, employee or agent of ours.

Our bylaws provide that we will advance all expenses incurred to our directors, officers, employees and agents to the extent permitted by law, our Articles or our Bylaws, and shall indemnify and advance litigation expenses to our directors, officers, employees and agents to the extent required by law, the Articles or our Bylaws.  Our obligations of indemnification, if any, shall be conditioned on our receiving of prompt notice of the claim and the opportunity to settle and defend the claim.  We may, to the extent permitted by law, purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of ours.

Recent Sales of Unregistered Securities

On February 18, 2010, we issued 10,000,000 common shares at $0.001 per share to our director, for net proceeds of $10,000.

On August 31, 2012, we issued 40,000,000 common shares at $0.001 per share to various investors, for net proceeds of $40,000. The payment of the $10,000 stock receivable was a payment made to the attorney.

On November 15, 2012, we issued 18,000,000 common shares at $0.001 per share to various investors, for net proceeds of $18,000.

As of August 31, 2012, the Company has not granted any stock options and has not recorded any stock-based compensation.

All of the above shares were issued pursuant to private placements that were exempt from registration provided under Regulation S of the Securities Act of 1933.  Our reliance upon the exemption under Rule 903 of Regulation S of the Securities Act was based on the fact that the sale of the securities was completed in an "offshore transaction,” as defined in Rule 902(h) of Regulation S.  We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the securities.  Each investor was not a US person, as defined in Regulation S, and was not acquiring the securities for the account or benefit of a US person.

31

Exhibits

Exhibit
Number	Description
3.1*	Articles of Incorporation
3.2*	By-Laws
5.1*	Legal Opinion of Esmeralda Musailov, Esq, with consent to use
10.1*	Aim Deed of Sale
10.2*	Paladino Deed of Sale
10.3*	Paladino Management Agreement
23.1	Consent of M&K CPAS, PLLC

* Previously filed.

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(b)

To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; Notwithstanding the forgoing, any increase or decrease in Volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b)if, in the aggregate, the changes in the volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(c)

To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2.	That, for the purpose of determining any liability under the

Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.
4.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers, directors, and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities is asserted our director, officer, or other controlling person in connection with the securities registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction.  We will then be governed by the final adjudication of such issue.

5.

Each prospectus filed pursuant to Rule 424(b) as part of a Registration statement relating to an offering, other than registration statements relying on Rule 430(B) or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided; however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by referenced into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

32

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Manila, on the 8th day of April, 2013.

Aim Exploration Inc.

By:/s/ Gregorio Formoso
Gregorio Formoso President,
Chief Executive Officer, Secretary,
Treasurer, Principal Accounting Officer,
Chief Financial Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE	CAPACITY IN WHICH SIGNED	DATE

/s/ Gregorio Formoso	President, Chief Executive	April 8, 2013
Gregorio Formoso	Officer, Secretary, Treasurer,
Principal Accounting Officer,
Principal Financial Officer
and Director

/s/ Guil Rivera	Director	April 8, 2013
Guil Rivera

33